Exhibit 17(g)

ANNUAL REPORT / DECEMBER 31, 2008

Legg Mason Partners

Short-Term

Bond Fund

Managed by	WESTERN ASSET

INVESTMENT PRODUCTS: NOT FDIC INSURED  •  NO BANK GUARANTEE  •  MAY LOSE VALUE

Fund objective

The Fund seeks current income, preservation of capital and liquidity.

What’s inside

Letter from the chairman	I
Fund overview	1
Fund at a glance	6
Fund expenses	7
Fund performance	9
Historical performance	10
Schedule of investments	11
Statement of assets and liabilities	21
Statement of operations	23
Statements of changes in net assets	24
Financial highlights	25
Notes to financial statements	29
Report of independent registered public accounting firm	46
Board approval of management and subadvisory agreements	47
Additional information	52
Important tax information	59

Legg Mason Partners Fund Advisor, LLC (“LMPFA”) is the Fund’s investment manager and Western Asset Management Company (“Western Asset”) is the Fund’s subadviser. LMPFA and Western Asset are wholly-owned subsidiaries of Legg Mason, Inc.

Letter from the chairman

R. Jay Gerken, CFA

Chairman, President and Chief Executive Officer

Dear Shareholder,

The U.S. economy weakened significantly during the 12-month reporting period ended December 31, 2008. Looking back, U.S. gross domestic product (“GDP”)i contracted 0.2% in the fourth quarter of 2007. This was due to continued weakness in the housing market, an ongoing credit crunch and soaring oil and food prices. The economy then expanded 0.9% and 2.8% during the first and second quarters of 2008, respectively. Contributing to this rebound were rising exports that were buoyed by a weakening U.S. dollar. In addition, consumer spending accelerated, aided by the government’s tax rebate program. However, the dollar’s rally and the end of the rebate program, combined with other strains on the economy, caused GDP to take a step backward during the second half of 2008. According to the U.S. Department of Commerce, third quarter 2008 GDP declined 0.5% and its advance estimate for fourth quarter GDP decline was 3.8%, the latter being the worst quarterly reading since 1982.

While there were increasing signs that the U.S. was headed for a recession, the speculation ended in December 2008. At that time, the National Bureau of Economic Research (“NBER”) — which has the final say on when one begins and ends — announced that a recession had begun in December 2007. The NBER determined that a recession had already started using its definition, which is based on “a significant decline in economic activity spread across the economy, lasting more than a few months, normally visible in production, employment, real income and other indicators.”

Regardless of how one defines a recession, it felt like we were in the midst of an economic contraction for much of 2008. Consumer spending, which represents approximately two-thirds of GDP, has been disappointing. According to the International Council of Shopping Centers, retail sales rose a tepid 1% in 2008, the weakest level in at least 38 years. In terms of the job market, the U.S. Department of Labor reported that payroll employment declined in each of the 12 months of 2008. During 2008 as a whole, 2.6 million jobs were lost, the largest annual decline since World War II ended in 1945. In addition, at the end of 2008, the unemployment rate had risen to 7.2%, its highest level since January 1993.

Ongoing issues related to the housing and subprime mortgage markets and seizing credit markets prompted the Federal Reserve Board (“Fed”)ii to take

Legg Mason Partners Short-Term Bond Fund| I

Letter from the chairman continued

aggressive and, in some cases, unprecedented actions. When 2008 began, the federal funds rateiii was 4.25%. This was quickly brought down to 3.00% by the end of January 2008, on the back of two Fed rate cuts. The Fed continued to lower the federal funds rate to 2.00% by the end of April 2008, but then left rates on hold for several months. This was due to growing inflationary pressures as a result of soaring oil and commodity prices, coupled with the sagging U.S. dollar. However, as inflation receded along with oil prices and the global financial crisis escalated, the Fed cut rates twice in October to 1.00%. Then, in mid-December 2008, it reduced the federal funds rate to a range of zero to 0.25%, an historic low. In conjunction with its December meeting, the Fed stated that it “will employ all available tools to promote the resumption of sustainable economic growth and to preserve price stability. In particular, the Committee anticipates that weak economic conditions are likely to warrant exceptionally low levels of the federal funds rate for some time.”

In addition to the interest rate cuts, the Fed took several actions to improve liquidity in the credit markets. In March 2008, it established a new lending program allowing certain brokerage firms, known as primary dealers, to also borrow from its discount window. Also in March, the Fed played a major role in facilitating the purchase of Bear Stearns by JPMorgan Chase. In mid-September 2008, it announced an $85 billion rescue plan for ailing AIG and pumped $70 billion into the financial system as Lehman Brothers’ bankruptcy and mounting troubles at other financial firms roiled the markets.

The U.S. Department of the Treasury has also taken an active role in attempting to stabilize the financial system, as it orchestrated the government’s takeover of mortgage giants Fannie Mae and Freddie Mac in September 2008. In addition, on October 3, 2008, the Treasury’s $700 billion Troubled Asset Relief Program (“TARP”) was approved by Congress and signed into law by President Bush. As part of TARP, the Treasury had planned to purchase bad loans and other troubled financial assets. However, in November 2008, Treasury Secretary Paulson said, “Our assessment at this time is that this is not the most effective way to use TARP funds, but we will continue to examine whether targeted forms of asset purchase can play a useful role, relative to other potential uses of TARP resources, in helping to strengthen our financial system and support lending.”

During the 12-month reporting period ended December 31, 2008, both short- and long-term Treasury yields experienced periods of extreme volatility. Investors were initially focused on the subprime segment of the mortgage-backed market. These concerns broadened, however, to include a wide range of financial institutions and markets. As a result, other fixed-income instruments also experienced increased price volatility. This unrest triggered several “flights to quality,” causing Treasury yields to move lower (and their prices higher), while riskier segments of the market saw their yields move higher (and their prices lower). This was particularly true toward the end of the reporting period, as the turmoil in the financial

II| Legg Mason Partners Short-Term Bond Fund

markets and sharply falling stock prices caused investors to flee securities that were perceived to be risky, even high-quality corporate bonds and high-grade municipal bonds. On several occasions, the yield available from short-term Treasuries fell to nearly zero, as investors were essentially willing to forgo any return potential in order to access the relative safety of government-backed securities. During the 12 months ended December 31, 2008, two-year Treasury yields fell from 3.05% to 0.76%. Over the same time frame, 10-year Treasury yields moved from 4.04% to 2.25%. Looking at the 12-month period as a whole, the overall bond market, as measured by the Barclays Capital U.S. Aggregate Indexiv, returned 5.24%.

Special shareholder notice

Effective September 2, 2008, the name of the Fund changed from Legg Mason Partners Short-Term Investment Grade Bond Fund to Legg Mason Partners Short-Term Bond Fund. The Fund’s current investment objective, strategies and management remain unchanged.

A special note regarding increased market volatility

In recent months, we have experienced a series of events that have impacted the financial markets and created concerns among both novice and seasoned investors alike. In particular, we have witnessed the failure and consolidation of several storied financial institutions, periods of heightened market volatility, and aggressive actions by the U.S. federal government to steady the financial markets and restore investor confidence. While we hope that the worst is over in terms of the issues surrounding the credit and housing crises, it is likely that the fallout will continue to impact the financial markets and the U.S. economy well into 2009.

Like all asset management firms, Legg Mason has not been immune to these difficult and, in some ways, unprecedented times. However, today’s challenges have only strengthened our resolve to do everything we can to help you reach your financial goals. Now, as always, we remain committed to providing you with excellent service and a full spectrum of investment choices. And rest assured, we will continue to work hard to ensure that our investment managers make every effort to deliver strong long-term results.

We also remain committed to supplementing the support you receive from your financial advisor. One way we accomplish this is through our enhanced website, www.leggmason.com/individualinvestors. Here you can gain immediate access to many special features to help guide you through difficult times, including:

•	Fund prices and performance,

•	Market insights and commentaries from our portfolio managers, and

•	A host of educational resources.

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Letter from the chairman continued

During periods of market unrest, it is especially important to work closely with your financial advisor and remember that reaching one’s investment goals unfolds over time and through multiple market cycles. Time and again, history has shown that, over the long run, the markets have eventually recovered and grown.

Information about your fund

As you may be aware, several issues in the mutual fund industry have come under the scrutiny of federal and state regulators. Affiliates of the Fund’s manager have, in recent years, received requests for information from various government regulators regarding market timing, late trading, fees, and other mutual fund issues in connection with various investigations. The regulators appear to be examining, among other things, the Fund’s response to market timing and shareholder exchange activity, including compliance with prospectus disclosure related to these subjects. The Fund is not in a position to predict the outcome of these requests and investigations.

Please read on for a more detailed look at prevailing economic and market conditions during the Fund’s reporting period and to learn how those conditions have affected Fund performance.

Important information with regard to recent regulatory developments that may affect the Fund is contained in the Notes to Financial Statements included in this report.

As always, thank you for your confidence in our stewardship of your assets. We look forward to helping you meet your financial goals.

Sincerely,

R. Jay Gerken, CFA

Chairman, President and Chief Executive Officer

January 30, 2009

All index performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in an index.

[i]	Gross domestic product (“GDP”) is the market value of all final goods and services produced within a country in a given period of time.
ii

The Federal Reserve Board (“Fed”) is responsible for the formulation of policies designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

iii

The federal funds rate is the rate charged by one depository institution on an overnight sale of immediately available funds (balances at the Federal Reserve) to another depository institution; the rate may vary from depository institution to depository institution and from day to day.

iv

The Barclays Capital (formerly Lehman Brothers) U.S. Aggregate Index is a broad-based bond index comprised of government, corporate, mortgage-and asset-backed issues, rated investment grade or higher, and having at least one year to maturity.

IV| Legg Mason Partners Short-Term Bond Fund

Fund overview

Q. What is the Fund’s investment strategy?

A. The Fund seeks current income, preservation of capital and liquidity. Under normal market conditions the Fund will invest at least 80% of its net assets, plus any borrowings for investment purposes, in investment grade fixed-income securities and in related investments. These are securities rated at the time of purchase by a nationally recognized statistical ratings organization within one of the top four categories, or, if unrated, judged by Western Asset Management Company (“Western Asset”), the Fund’s subadviser, to be of comparable credit quality.

Securities in which the Fund invests include corporate debt securities, bank obligations, mortgage- and asset-backed securities and securities issued by the U.S. government and its agencies and instrumentalities. The Fund may also invest in U.S. dollar-denominated fixed-income securities of foreign issuers. The Fund normally maintains a dollar-weighted average portfolio maturity of not more than three years.

At Western Asset, we utilize a fixed-income team approach, with decisions derived from interaction among various investment management sector specialists. The sector teams are comprised of Western Asset’s senior portfolio managers, research analysts and an in-house economist. Under this team approach, management of client fixed-income portfolios will reflect a consensus of interdisciplinary views within the Western Asset organization.

Q. What were the overall market conditions during the Fund’s reporting period?

A. During the fiscal year, the U.S. bond market experienced periods of increased volatility. Changing perceptions regarding the economy, inflation and future Federal Reserve Board (“Fed”)i monetary policy caused bond prices to fluctuate. Two- and 10-year Treasury yields began the reporting period at 3.05% and 4.04%, respectively. Treasury yields moved lower — and their prices moved higher — during the first quarter of 2008, as concerns regarding the subprime mortgage market and a severe credit crunch caused a “flight to quality.” During this period, investors were drawn to the relative safety of Treasuries, while increased risk aversion caused other segments of the bond market to falter.

Treasury yields then moved higher in April, May and early June 2008, as the economy performed better than expected and inflation moved higher. Over this period, riskier fixed-income asset classes, such as high-yield bonds and emerging market debt, rallied. However, the credit crunch resumed in mid-June, resulting in another flight to quality. Investors’ risk aversion then intensified from September through November given the severe disruptions in the global financial markets. During this time, virtually every asset class,

Legg Mason Partners Short-Term Bond Fund 2008 Annual Report| 1

Fund overview continued

with the exception of short-term Treasuries, performed poorly. At the end of the fiscal year, two- and 10-year Treasury yields were 0.76% and 2.25%, respectively. Aided by the strong performance in the Treasury market, the overall bond market, as measured by the Barclays Capital U.S. Aggregate Indexii, gained 5.24% during the 12 months ended December 31, 2008.

Q. How did we respond to these changing market conditions?

A. Market conditions were challenging during the 12-month reporting period, which affected the Fund’s performance. Many asset prices remained well below their fundamental value as a result of market fears. We underestimated the degree to which the entire financial superstructure would decline. Despite the difficult market environment, we believed that our focus on spread sectors, such as agency pass-through mortgages and corporate bonds, was still valid. As a result, at the beginning of the second quarter we shifted approximately 12-13% exposure to governmental agency bonds from pass-through and structured mortgages because it became advantageous to take delivery of the mortgage pools rather than roll the to-be-announced (“TBA”) securities forward, and agency bonds were relatively inexpensive. We also increased our exposure to U.S. Treasury Inflation-Protected Securities (“TIPS”)iii in September because their relative value was attractive.

Performance review

For the 12 months ended December 31, 2008, Class A shares of Legg Mason Partners Short-Term Bond Fund, excluding sales charges, returned -12.39%. The Fund’s unmanaged benchmark, the Citigroup Treasury/Government Sponsored/Credit 1-3 Year Indexiv, and its former unmanaged benchmark, the Citigroup Treasury/Government Sponsored/Credit 1-5 Year Indexv, returned 5.07 % and 5.30%, respectively, for the same period. The Lipper Short Investment Grade Debt Funds Category Average1 returned -5.77% over the same time frame.

[1]

Lipper, Inc., a wholly-owned subsidiary of Reuters, provides independent insight on global collective investments. Returns are based on the 12-month period ended December 31, 2008, including the reinvestment of all distributions, including returns of capital, if any, calculated among the 260 funds in the Fund’s Lipper category, and excluding sales charges.

2| Legg Mason Partners Short-Term Bond Fund 2008 Annual Report

PERFORMANCE SNAPSHOT as of December 31, 2008 (excluding sales charges) (unaudited)

	6 MONTHS	12 MONTHS
Short-Term Bond Fund — Class A Shares	-9.67%	-12.39%
Citigroup Treasury/Government Sponsored/Credit 1-3 Year Index	2.87%	5.07%
Citigroup Treasury/Government Sponsored/Credit 1-5 Year Index	3.36%	5.30%
Lipper Short Investment Grade Debt Funds Category Average[1]	-5.26%	-5.77%

The performance shown represents past performance. Past performance is no guarantee of future results and current performance may be higher or lower than the performance shown above. Principal value, investment returns and yields will fluctuate and investors’ shares, when redeemed, may be worth more or less than their original cost. To obtain performance data current to the most recent month-end, please visit our website at www.leggmason.com/individualinvestors.

Excluding sales charges, Class B shares returned -9.94%, Class C shares returned -9.96% and Class I shares returned -9.43% over the six months ended December 31, 2008. Excluding sales charges, Class B shares returned -12.90%, Class C shares returned -13.15% and Class I shares returned -12.16% over the 12 months ended December 31, 2008. All share class returns assume the reinvestment of all distributions, including returns of capital, if any, at net asset value and the deduction of all Fund expenses. Returns have not been adjusted to include sales charges that may apply when shares are purchased or the deduction of taxes that a shareholder would pay on Fund distributions. Performance figures reflect expense reimbursements and/or fee waivers, without which the performance would have been lower.

The 30-Day SEC Yields for the period ended December 31, 2008 for Class A, B, C and I shares were 5.55%, 4.72%, 5.19% and 6.25%, respectively. The 30-Day SEC Yield is the average annualized net investment income per share for the 30-day period indicated and is subject to change.

TOTAL ANNUAL OPERATING EXPENSES (unaudited)

As of the Fund’s most current prospectus dated April 28, 2008, the gross total operating expense ratios for Class A, Class B, Class C and Class I shares were 0.90%, 1.45%, 1.56% and 0.52%, respectively.

Q. What were the leading contributors to performance?

A. Our tactical durationvi posture, which shifted throughout the year depending on the market environment and our views of rates at the time, contributed to performance, as well as our yield curvevii steepening strategy, which had a bias toward the less than one year part of the curve and the three to four year part of the curve. At times, our duration posture ranged from -0.5 years relative to the benchmark to +0.45 years, but, in general, the duration position exceeded the benchmark by 0.2 to 0.3 years. The resulting effect was a positive contribution to performance because rates fell over the year and the curve steepened slightly with the less than one year part of the curve declining the most.

[1]

Lipper, Inc., a wholly-owned subsidiary of Reuters, provides independent insight on global collective investments. Returns are based on the period ended December 31, 2008, including the reinvestment of all distributions, including returns of capital, if any, calculated among the 265 funds for the six-month period and among the 260 funds for the 12-month period in the Fund’s Lipper category, and excluding sales charges.

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Fund overview continued

Q. What were the leading detractors from performance?

A. A large overweight exposure to the mortgage-backed sector detracted from relative performance as volatility remained high and negative housing news damaged market sentiment. Specifically, we had diversified into a number of non-agency structured issues that were particularly impacted due to a lack of liquidity, rising defaults and uncertainty in that marketplace, which resulted in these positions being the largest detractors from performance for the portfolio. An overweight to Fannie Mae and Freddie Mac agency mortgage-backed securities also detracted from relative performance. An emphasis on high-yield credits, specifically select Financials issues, was the second largest detractor as spreads soared in the wake of the subprime lending crisis, deteriorating liquidity conditions and slowing economic growth. In particular, Residential Capital (RESCAP), the failed Icelandic banks (Glitnir, Kaupthing and Landsbanki), and the bankrupt Lehman Brothers all severely detracted from performance during the period. Investment grade credit holdings with an emphasis on Financials represented the third largest sector detractor on both an absolute and relative basis, due in part to the failure of American International Group Inc. and struggling financial firms Goldman Sachs and iStar Financial Inc.

Q. Were there any significant changes to the Fund during the reporting period?

A. There were no significant changes to the Fund during the reporting period.

Thank you for your investment in Legg Mason Partners Short-Term Bond Fund. As always, we appreciate that you have chosen us to manage your assets and we remain focused on achieving the Fund’s investment goals.

Sincerely,

Western Asset Management Company

January 20, 2009

4| Legg Mason Partners Short-Term Bond Fund 2008 Annual Report

The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. Views expressed may differ from those of the firm as a whole.

Portfolio holdings and breakdowns are as of December 31, 2008 and are subject to change and may not be representative of the portfolio managers’ current or future investments. Please refer to pages 11 through 20 for a list and percentage breakdown of the Fund’s holdings.

The mention of sector breakdowns is for informational purposes only and should not be construed as a recommendation to purchase or sell any securities. The information provided regarding such sectors is not a sufficient basis upon which to make an investment decision. Investors seeking financial advice regarding the appropriateness of investing in any securities or investment strategies discussed should consult their financial professional. The Fund’s top five sector holdings (as a percentage of net assets) as of December 31, 2008 were: Corporate Bonds & Notes (36.3%), U.S. Government & Agency Obligations (20.3%), Collateralized Mortgage Obligations (15.4%), Mortgage-Backed Securities (13.9%) and Asset-Backed Securities (6.1%). The Fund’s portfolio composition is subject to change at any time.

RISKS: Investments in bonds are subject to interest rate and credit risks. As interest rates rise, bond prices fall, reducing the value of the Fund’s share price. The Fund’s investments may be subject to prepayment risks. The Fund may use derivatives, such as options and futures, which can be illiquid, may disproportionately increase losses, and have a potentially large impact on Fund performance. Please see the Fund’s prospectus for more information on these and other risks.

All index performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in an index.

[i]

The Federal Reserve Board (“Fed”) is responsible for the formulation of policies designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

ii

The Barclays Capital (formerly Lehman Brothers) U.S. Aggregate Index is a broad-based bond index comprised of government, corporate, mortgage-and asset-backed issues, rated investment grade or higher, and having at least one year to maturity.

iii

U.S. Treasury Inflation-Protected Securities (“TIPS”) are inflation-indexed securities issued by the U.S. Treasury in 5-year, 10-year and 20-year maturities. The principal is adjusted to the Consumer Price Index, the commonly used measure of inflation. The coupon rate is constant, but generates a different amount of interest when multiplied by the inflation-adjusted principal.

iv	The Citigroup Treasury/Government Sponsored/Credit 1-3 Year Index is a broad-based index of short-term U.S. Treasury and corporate debt securities.

[v]	The Citigroup Treasury/Government Sponsored/Credit 1-5 Year Index is a broad measure of the performance of short-term U.S. Treasury and corporate fixed-income securities.

vi

Duration is the measure of the price sensitivity of a fixed-income security to an interest rate change of 100 basis points. Calculation is based on the weighted average of the present values for all cash flows.

vii	The yield curve is the graphical depiction of the relationship between the yield on bonds of the same credit quality but different maturities.

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Fund at a glance (unaudited)

INVESTMENT BREAKDOWN (%) As a percent of total investments — December 31, 2008

6| Legg Mason Partners Short-Term Bond Fund 2008 Annual Report

Fund expenses (unaudited)

Example

As a shareholder of the Fund, you may incur two types of costs: (1) transaction costs, including front-end and back-end sales charges (loads) on purchase payments; and (2) ongoing costs, including management fees; distribution and/or service (12b-1) fees; and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

This example is based on an investment of $1,000 invested on July 1, 2008 and held for the six months ended December 31, 2008.

Actual expenses

The table below titled “Based on Actual Total Return” provides information about actual account values and actual expenses. You may use the information provided in this table, together with the amount you invested, to estimate the expenses that you paid over the period. To estimate the expenses you paid on your account, divide your ending account value by $1,000 (for example, an $8,600 ending account value divided by $1,000 = 8.6), then multiply the result by the number under the heading entitled “Expenses Paid During the Period”.

BASED ON ACTUAL TOTAL RETURN1

	ACTUAL TOTAL RETURN WITHOUT SALES CHARGES[2]	BEGINNING ACCOUNT VALUE	ENDING ACCOUNT VALUE	ANNUALIZED EXPENSE RATIO	EXPENSES PAID DURING THE PERIOD[3]
Class A	(9.67)%	$1,000.00	$903.30	1.02%	$4.88
Class B	(9.94)	1,000.00	900.60	1.61	7.69
Class C	(9.96)	1,000.00	900.40	1.66	7.93
Class I	(9.43)	1,000.00	905.70	0.49	2.35

[1]	For the six months ended December 31, 2008.
[2]

Assumes the reinvestment of all distributions, including returns of capital, if any, at net asset value and does not reflect the deduction of the applicable sales charge with respect to Class A shares or the applicable contingent deferred sales charge (“CDSC”) with respect to Class B shares. Total return is not annualized, as it may not be representative of the total return for the year. Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results.

[3]

Expenses (net of fee waivers and/or expense reimbursements) are equal to each class’ respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 366.

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Fund expenses (unaudited) continued

Hypothetical example for comparison purposes

The table below titled “Based on Hypothetical Total Return” provides information about hypothetical account values and hypothetical expenses based on the actual expense ratio and an assumed rate of return of 5.00% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use the information provided in this table to compare the ongoing costs of investing in the Fund and other funds. To do so, compare the 5.00% hypothetical example relating to the Fund with the 5.00% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table below are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as front-end or back-end sales charges (loads). Therefore, the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

BASED ON HYPOTHETICAL TOTAL RETURN1

	HYPOTHETICAL ANNUALIZED TOTAL RETURN	BEGINNING ACCOUNT VALUE	ENDING ACCOUNT VALUE	ANNUALIZED EXPENSE RATIO	EXPENSES PAID DURING THE PERIOD[2]
Class A	5.00%	$1,000.00	$1,020.01	1.02%	$5.18
Class B	5.00	1,000.00	1,017.04	1.61	8.16
Class C	5.00	1,000.00	1,016.79	1.66	8.42
Class I	5.00	1,000.00	1,022.67	0.49	2.49

[1]	For the six months ended December 31, 2008.
[2]

Expenses (net of fee waivers and/or expense reimbursements) are equal to each class’ respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 366.

8| Legg Mason Partners Short-Term Bond Fund 2008 Annual Report

Fund performance (unaudited)

AVERAGE ANNUAL TOTAL RETURNS1

	WITHOUT SALES CHARGES[2]
	CLASS A	CLASS B	CLASS C	CLASS I
Twelve Months Ended 12/31/08	(12.39)%	(12.90)%	(13.15)%	(12.16)%
Five Years Ended 12/31/08	(1.09)	(1.62)	(1.71)	(0.74)
Ten Years Ended 12/31/08	1.86	N/A	N/A	2.29
Inception* through 12/31/08	3.46	(1.02)	(0.69)	2.99

	WITH SALES CHARGES[3]
	CLASS A	CLASS B	CLASS C	CLASS I
Twelve Months Ended 12/31/08	(14.33)%	(17.09)%	(13.15)%	(12.16)%
Five Years Ended 12/31/08	(1.54)	(1.79)	(1.71)	(0.74)
Ten Years Ended 12/31/08	1.62	N/A	N/A	2.29
Inception* through 12/31/08	3.32	(1.02)	(0.69)	2.99

CUMULATIVE TOTAL RETURNS1

WITHOUT SALES CHARGES[2]
Class A (12/31/98 through 12/31/08)	20.27%
Class B (Inception date of 1/13/03 through 12/31/08)	(5.96)
Class C (Inception date of 8/5/02 through 12/31/08)	(4.35)
Class I (12/31/98 through 12/31/08)	25.47

[1]

All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The returns shown do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower.

[2]

Assumes the reinvestment of all distributions, including returns of capital, if any, at net asset value and does not reflect the deduction of the applicable sales charge with respect to Class A shares or the applicable CDSC with respect to Class B shares.

[3]

Assumes the reinvestment of all distributions, including returns of capital, if any, at net asset value. In addition, Class A shares reflect the deduction of the maximum initial sales charge of 2.25%; Class B shares reflect the deduction of a 5.00% CDSC, which applies if shares are redeemed within one year from purchase payment. This CDSC declines by 1.00% per year until no CDSC is incurred.

*	Inception dates for Class A, B, C and I shares are November 11, 1991, January 13, 2003, August 5, 2002 and February 7, 1996, respectively.

Legg Mason Partners Short-Term Bond Fund 2008 Annual Report| 9

Historical performance (unaudited)

VALUE OF $10,000 INVESTED IN CLASS A SHARES OF LEGG MASON PARTNERS SHORT-TERM BOND FUND VS. CITIGROUP TREASURY/GOVERNMENT SPONSORED/CREDIT 1-3 YEAR INDEX AND CITIGROUP TREASURY/GOVERNMENT SPONSORED/CREDIT 1-5 YEAR INDEX† -

December 1998 - December 2008

†	Hypothetical illustration of $10,000 invested in Class A shares of Legg Mason Partners Short-Term Bond Fund on December 31, 1998, assuming the deduction of the maximum initial sales charge of 2.25% at the time of investment and the reinvestment of all distributions, including returns of capital, if any, at net asset value through December 31, 2008. The Citigroup Treasury/Government Sponsored/Credit 1-3 Year Index is a broad-based index of short-term U.S. Treasury and corporate debt securities. The Citigroup Treasury/Government Sponsored/Credit 1-5 Year Index is a broad measure of the performance of short-term U.S. Treasury and corporate fixed-income securities. The Indexes are unmanaged and not subject to the same management and trading expenses of a mutual fund. Please note that an investor cannot directly invest in an index. The performance of the Fund’s other classes may be greater or less than Class A shares’ performance indicated on this chart, depending on whether greater or lesser sales charges and fees were incurred by shareholders investing in the other classes.
‡	Effective April 28, 2008, the Fund’s benchmark changed from the Citigroup Treasury/Government Sponsored/Credit 1-5 Year Index to the Citigroup Treasury/Government Sponsored/Credit 1-3 Year Index. The benchmark was changed to better reflect the composition of the Fund’s portfolio and investment strategies.

All figures represent past performance and are not a guarantee of future results. The investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The returns shown do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower.

10| Legg Mason Partners Short-Term Bond Fund 2008 Annual Report

Schedule of investments

December 31, 2008

LEGG MASON PARTNERS SHORT-TERM BOND FUND

FACE AMOUNT	SECURITY	VALUE
CORPORATE BONDS & NOTES — 36.3%
CONSUMER DISCRETIONARY — 3.9%
	Media — 3.7%
$2,400,000	Clear Channel Communications Inc., Senior Notes, 4.250% due 5/15/09	$2,124,000
1,500,000	Comcast Cable Communications, 6.875% due 6/15/09	1,507,191
1,600,000	Comcast Cable Communications Inc., Senior Notes, 6.750% due 1/30/11	1,606,848
1,000,000	News America Holdings Inc., 9.250% due 2/1/13	1,077,652
370,000	Time Warner Cable Inc., Senior Notes, 8.250% due 2/14/14	375,739
1,020,000	Time Warner Inc., 5.500% due 11/15/11	959,024
620,000	Walt Disney Co., Senior Notes, 4.700% due 12/1/12	638,659
	Total Media	8,289,113
	Multiline Retail — 0.2%
660,000	Federated Retail Holdings Inc., 5.350% due 3/15/12	490,564
	TOTAL CONSUMER DISCRETIONARY	8,779,677
CONSUMER STAPLES — 0.7%
	Beverages — 0.4%
830,000	Diageo Capital PLC, 5.200% due 1/30/13	817,474
	Tobacco — 0.3%
700,000	Philip Morris International Inc., 4.875% due 5/16/13	702,687
	TOTAL CONSUMER STAPLES	1,520,161
ENERGY — 6.3%
	Oil, Gas & Consumable Fuels — 6.3%
1,440,000	Amerada Hess Corp., Senior Notes, 6.650% due 8/15/11	1,440,279
2,000,000	Anadarko Finance Co., Senior Notes, 6.750% due 5/1/11	2,001,774
1,300,000	Apache Corp., Notes, 6.250% due 4/15/12	1,362,438
1,000,000	ConocoPhillips, 4.750% due 10/15/12	997,574
1,000,000	Devon Financing Corp. ULC, Notes, 6.875% due 9/30/11	1,009,782
1,000,000	Duke Capital LLC, Senior Notes, 6.250% due 2/15/13	952,338
1,170,000	El Paso Natural Gas Co., Senior Notes, 5.950% due 4/15/17	935,557
250,000	Energy Transfer Partners LP, Senior Notes, 9.700% due 3/15/19	258,018
890,000	Enterprise Products Operating LP, Senior Notes, 9.750% due 1/31/14	907,170
1,700,000	Kinder Morgan Energy Partners LP, Notes, 6.750% due 3/15/11	1,654,314
1,430,000	Occidental Petroleum Corp., Senior Notes, 7.000% due 11/1/13	1,562,371
479,000	Pemex Project Funding Master Trust, Senior Notes, 2.820% due 12/3/12(a)(b)	402,360
1,000,000	XTO Energy Inc., Senior Notes, 5.650% due 4/1/16	918,793
	TOTAL ENERGY	14,402,768

See Notes to Financial Statements.

Legg Mason Partners Short-Term Bond Fund 2008 Annual Report| 11

Schedule of investments continued

December 31, 2008

LEGG MASON PARTNERS SHORT-TERM BOND FUND

FACE AMOUNT	SECURITY	VALUE
FINANCIALS — 13.4%
	Capital Markets — 3.1%
$1,540,000	Bear Stearns Co. Inc., Senior Notes, 6.400% due 10/2/17	$1,603,009
3,500,000	Goldman Sachs Capital II, Junior Subordinated Bonds, 5.793% due 6/1/12(a)(c)	1,346,303
480,000	Goldman Sachs Group Inc., 6.600% due 1/15/12	473,918
	Kaupthing Bank HF, Senior Notes:
1,700,000	5.750% due 10/4/11(b)(d)	110,500
560,000	7.625% due 2/28/15(b)(d)(e)(f)	33,600
1,650,000	Lehman Brothers Holdings Capital Trust VII, Medium-Term Notes, 5.857% due 5/31/12(a)(c)(d)	165
470,000	Lehman Brothers Holdings Inc., Subordinated Notes, 6.500% due 7/19/17(d)	47
	Merrill Lynch & Co. Inc.:
	Medium-Term Notes:
1,000,000	4.250% due 2/8/10	977,697
1,210,000	6.150% due 4/25/13	1,200,094
1,000,000	Senior Notes, 6.050% due 8/15/12	987,367
460,000	Morgan Stanley, Notes, 6.600% due 4/1/12	445,041
	Total Capital Markets	7,177,741
	Commercial Banks — 4.0%
	Glitnir Banki HF:
2,000,000	Notes, 4.859% due 1/21/11(a)(b)(d)	105,000
300,000	Subordinated Notes, 6.693% due 6/15/16(a)(b)(d)	1,545
	Landsbanki Islands HF:
350,000	7.431% due 10/19/17(a)(b)(c)(d)	1,803
1,100,000	Senior Notes, 6.100% due 8/25/11(b)(d)	24,750
1,460,000	Resona Preferred Global Securities Cayman Ltd., Bonds, 7.191% due 7/30/15(a)(b)(c)	695,776
2,130,000	Royal Bank of Scotland PLC, Senior Notes, 3.000% due 12/9/11(b)	2,178,847
1,050,000	RSHB Capital, Loan Participation Notes, 6.299% due 5/15/17(b)	603,750
1,140,000	Shinsei Finance Cayman Ltd., Junior Subordinated Bonds, 6.418% due 7/20/16(a)(b)(c)	238,616
230,000	SunTrust Capital, Trust Preferred Securities, 6.100% due 12/15/36(a)	162,359
610,000	TuranAlem Finance BV, Bonds, 5.434% due 1/22/09(a)(b)	574,162
700,000	VTB Capital SA, Loan Participation Notes, 4.559% due 11/2/09(a)(b)	622,390
3,100,000	Wachovia Capital Trust III, Bank Guaranteed, 5.800% due 3/15/11(a)(c)	1,829,806
600,000	Wells Fargo Capital X, Capital Securities, 5.950% due 12/15/36	515,833

See Notes to Financial Statements.

12|    Legg Mason Partners Short-Term Bond Fund 2008 Annual Report

LEGG MASON PARTNERS SHORT-TERM BOND FUND

FACE AMOUNT	SECURITY	VALUE
	Commercial Banks — 4.0% continued
$1,970,000	Wells Fargo Capital XIII, Medium-Term Notes, 7.700% due 3/26/13(a)(c)	$1,627,244
	Total Commercial Banks	9,181,881
	Consumer Finance — 1.3%
1,500,000	American Express Co., Subordinated Debentures, 6.800% due 9/1/66(a)	777,428
	GMAC LLC:
2,195,000	7.500% due 12/31/13(b)	1,635,275
487,000	8.000% due 12/31/18(b)	250,805
790,000	Nelnet Inc., Notes, 7.400% due 9/29/36(a)	236,980
	Total Consumer Finance	2,900,488
	Diversified Financial Services — 4.7%
1,400,000	AGFC Capital Trust I, 6.000% due 1/15/67(a)(b)	334,705
1,300,000	Aiful Corp., Notes, 5.000% due 8/10/10(b)	714,960
890,000	Bank of America Corp., Notes, Preferred Securities, 8.000% due 1/30/18(a)(c)	641,085
800,000	Capmark Financial Group Inc., 5.875% due 5/10/12	272,951
1,150,000	Countrywide Home Loans Inc., Unsecured Notes, 6.250% due 4/15/09	1,150,319
	General Electric Capital Corp.:
400,000	Senior Notes, 5.625% due 5/1/18	403,624
1,050,000	Subordinated Debentures, 6.375% due 11/15/67(a)	660,971
1,700,000	IBM International Group Capital LLC, Senior Notes, 5.050% due 10/22/12	1,775,364
270,000	ILFC E-Capital Trust I, 5.900% due 12/21/65(a)(b)	86,566
580,000	International Lease Finance Corp., Medium-Term Notes, 5.169% due 7/13/12(a)	364,608
1,060,000	JPMorgan Chase Bank N.A., Medium-Term Notes, 5.085% due 2/11/11(a)(f)	886,197
850,000	Merna Reinsurance Ltd., Subordinated Notes, 3.209% due 7/7/10(a)(b)	767,465
1,000,000	MUFG Capital Finance 1 Ltd., Preferred Securities, 6.346% due 7/25/16(a)(c)	697,669
	TNK-BP Finance SA:
1,850,000	6.875% due 7/18/11(b)	1,359,750
100,000	Notes, 6.125% due 3/20/12(b)	64,500
1,420,000	ZFS Finance USA Trust I, 3.146% due 12/15/65(a)(b)	431,325
	Total Diversified Financial Services	10,612,059
	Real Estate Investment Trusts (REITs) — 0.3%
2,090,000	iStar Financial Inc., 5.650% due 9/15/11	669,111
	TOTAL FINANCIALS	30,541,280

See Notes to Financial Statements.

Legg Mason Partners Short-Term Bond Fund 2008 Annual Report| 13

Schedule of investments continued

December 31, 2008

LEGG MASON PARTNERS SHORT-TERM BOND FUND

FACE AMOUNT	SECURITY	VALUE
HEALTH CARE — 1.5%
	Health Care Equipment & Supplies — 0.8%
$810,000	Baxter FinCo BV, 4.750% due 10/15/10	$808,051
1,100,000	Hospira Inc., Senior Notes, 5.550% due 3/30/12	1,042,968
	Total Health Care Equipment & Supplies	1,851,019
	Health Care Providers & Services — 0.7%
1,000,000	Quest Diagnostic Inc., Senior Notes, 5.125% due 11/1/10	971,094
510,000	UnitedHealth Group Inc., 4.875% due 2/15/13	476,581
	Total Health Care Providers & Services	1,447,675
	TOTAL HEALTH CARE	3,298,694
INDUSTRIALS — 2.3%
	Aerospace & Defense — 0.4%
950,000	United Technologies Corp., Senior Notes, 5.375% due 12/15/17	962,044
	Air Freight & Logistics — 0.2%
520,000	United Parcel Service Inc., 4.500% due 1/15/13	536,894
	Airlines — 0.8%
	Continental Airlines Inc., Pass-Through Certificates:
130,000	7.056% due 9/15/09	124,800
784,720	6.900% due 1/2/18	627,776
715,220	6.545% due 2/2/19	572,176
521,246	6.703% due 6/15/21	390,934
111,465	Northwest Airlines Inc., Pass-Through Certificates, 3.445% due 5/20/14(a)	78,025
	Total Airlines	1,793,711
	Industrial Conglomerates — 0.9%
2,000,000	Tyco International Group SA, Senior Notes, 6.375% due 10/15/11	1,967,118
	TOTAL INDUSTRIALS	5,259,767
INFORMATION TECHNOLOGY — 0.8%
	IT Services — 0.8%
1,900,000	Electronic Data Systems Corp., Notes, 7.125% due 10/15/09	1,931,951
MATERIALS — 0.9%
	Metals & Mining — 0.9%
2,070,000	Vale Overseas Ltd., Notes, 6.250% due 1/23/17	1,956,771
	Paper & Forest Products — 0.0%
80,000	Weyerhaeuser Co., Senior Notes, 6.750% due 3/15/12	71,662
	TOTAL MATERIALS	2,028,433
TELECOMMUNICATION SERVICES — 5.0%
	Diversified Telecommunication Services — 4.2%
1,300,000	Deutsche Telekom International Finance BV, 8.500% due 6/15/10	1,339,547
1,500,000	France Telecom SA, Notes, 7.750% due 3/1/11	1,579,237

See Notes to Financial Statements.

14|    Legg Mason Partners Short-Term Bond Fund 2008 Annual Report

LEGG MASON PARTNERS SHORT-TERM BOND FUND

FACE AMOUNT	SECURITY	VALUE
	Diversified Telecommunication Services — 4.2% continued
$1,300,000	Koninklijke KPN NV, Senior Notes, 8.000% due 10/1/10	$1,312,488
1,400,000	New England Telephone & Telegraph Co., Notes, 5.875% due 4/15/09	1,400,036
970,000	Qwest Corp., Senior Notes, 7.875% due 9/1/11	897,250
1,500,000	Telecom Italia Capital SA, 3.673% due 2/1/11(a)	1,186,895
1,700,000	Telefonica Emisiones SAU, 3.356% due 2/4/13(a)	1,365,306
290,000	Verizon Communications Inc., Senior Notes, 8.750% due 11/1/18	340,816
	Total Diversified Telecommunication Services	9,421,575
	Wireless Telecommunication Services — 0.8%
1,290,000	Sprint Capital Corp., Senior Notes, 8.375% due 3/15/12	1,032,673
870,000	Vodafone Group PLC, 5.350% due 2/27/12	859,520
	Total Wireless Telecommunication Services	1,892,193
	TOTAL TELECOMMUNICATION SERVICES	11,313,768
UTILITIES — 1.5%
	Electric Utilities — 0.9%
1,580,000	FirstEnergy Corp., Notes, 6.450% due 11/15/11	1,494,454
600,000	Pacific Gas & Electric Co., 4.800% due 3/1/14	589,897
	Total Electric Utilities	2,084,351
	Multi-Utilities — 0.6%
1,300,000	Dominion Resources Inc., Notes, 4.750% due 12/15/10	1,286,012
	TOTAL UTILITIES	3,370,363
	TOTAL CORPORATE BONDS & NOTES (Cost — $106,006,238)	82,446,862
ASSET-BACKED SECURITIES — 6.1%
FINANCIALS — 6.1%
	Automobiles — 0.9%
1,500,000	Drive Auto Receivables Trust, 5.540% due 12/16/13(b)	1,382,391
676,978	Wells Fargo Financial Auto Owner Trust, 4.280% due 5/15/12	659,343
	Total Automobiles	2,041,734
	Home Equity — 4.2%
620,000	Ameriquest Mortgage Securities Inc., 0.801% due 1/25/36(a)	371,508
	Countrywide Asset-Backed Certificates:
299,524	4.800% due 5/25/32(a)	234,374
1,318,025	1.371% due 10/25/47(a)	973,307
1,446,726	Countrywide Home Equity Loan Trust, 1.745% due 11/15/28(a)(f)	761,652
1,531,846	Green Tree, 7.000% due 4/25/38(a)(b)	1,340,365
1,323,171	GSAMP Trust, 0.771% due 12/25/36(a)(b)	701,281
	GSRPM Mortgage Loan Trust:
1,834,687	0.771% due 3/25/35(a)(b)	1,256,760
2,379,490	0.871% due 3/25/37(a)(b)	1,570,464

See Notes to Financial Statements.

Legg Mason Partners Short-Term Bond Fund 2008 Annual Report| 15

Schedule of investments continued

December 31, 2008

LEGG MASON PARTNERS SHORT-TERM BOND FUND

FACE AMOUNT	SECURITY	VALUE
	Home Equity — 4.2% continued
	Long Beach Mortgage Loan Trust:
$67,328	0.611% due 11/25/35(a)	$66,235
2,052,993	0.561% due 5/25/36(a)	119,802
1,945,472	RAAC Series, 0.761% due 5/25/46(a)(b)	680,915
1,292,462	SACO I Trust, 0.621% due 4/25/36(a)	253,068
1,218,821	Small Business Administration, 4.830% due 9/25/18(a)	1,256,209
	Total Home Equity	9,585,940
	Student Loan — 1.0%
2,790,000	Nelnet Student Loan Trust, 5.015% due 4/25/24(a)	2,267,025
	TOTAL ASSET-BACKED SECURITIES (Cost — $22,240,542)	13,894,699
COLLATERALIZED MORTGAGE OBLIGATIONS — 15.4%
	American Home Mortgage Investment Trust:
2,250,164	5.294% due 6/25/45(a)	1,058,861
1,465,328	0.761% due 11/25/45(a)	704,103
	Banc of America Funding Corp.:
678,788	4.517% due 3/20/35(a)	480,797
1,499,550	0.678% due 5/20/36(a)	1,006,069
2,586,460	5.830% due 6/20/36(a)	1,350,933
	Banc of America Mortgage Securities:
175,092	5.560% due 9/25/32(a)	175,003
747,067	5.540% due 4/25/33(a)	499,137
1,673,039	4.000% due 4/25/34	1,604,063
751,412	4.564% due 6/25/34(a)	495,023
800,031	Bayview Commercial Asset Trust, 0.821% due 8/25/35(a)(b)(f)	627,894
675,975	Bear Stearns Alt-A Trust, 5.199% due 9/25/34(a)	378,163
1,836,945	CBA Commercial Small Balance Commercial Mortgage, 0.721% due 6/25/38(a)(b)(f)	993,181
	Countrywide Alternative Loan Trust:
2,416,986	0.851% due 11/20/35(a)	710,507
739,760	0.781% due 11/25/35(a)	343,161
2,150,170	0.661% due 7/25/46(a)	889,450
392,538	Countrywide Asset-Backed Certificates, 0.751% due 7/25/35(a)	332,113
243,830	Countrywide Home Loan, Mortgage Pass-Through Trust, Whole Loan, 5.999% due 5/19/33(a)	210,745
977,197	Countrywide Home Loan, Mortgage Pass-Through Trust, 6.406% due 11/25/34(a)	477,801
	Countrywide Home Loans:
2,187,453	4.000% due 3/25/33	1,891,713
139,823	5.616% due 11/19/33(a)	135,992

See Notes to Financial Statements.

16|    Legg Mason Partners Short-Term Bond Fund 2008 Annual Report

LEGG MASON PARTNERS SHORT-TERM BOND FUND

FACE AMOUNT	SECURITY	VALUE
$745,402	CS First Boston Mortgage Securities Corp., 4.604% due 6/25/34(a)	$547,846
502,591	Downey Savings and Loan Association Mortgage Loan Trust, 0.831% due 3/19/45(a)	244,199
	Federal Home Loan Mortgage Corp. (FHLMC):
304,579	4.500% due 4/15/32(g)	303,923
329,934	Structured Pass-Through Securities, 6.500% due 9/25/43(a)(g)	338,030
1,443,518	Federal National Mortgage Association (FNMA), 5.633% due 4/25/45(a)(g)	1,312,302
1,882,687	First Horizon Mortgage Pass-Through Trust, 6.250% due 2/25/35(a)	1,383,521
698,107	Greenpoint Mortgage Funding Trust, 0.701% due 9/25/35(a)	287,597
1,659,869	GSMPS Mortgage Loan Trust, 0.821% due 9/25/35(a)(b)	1,305,845
617,402	Indymac Index Mortgage Loan Trust, 0.831% due 1/25/35(a)	320,687
412,495	JP Morgan Mortgage Trust, 5.152% due 11/25/33(a)	311,662
2,029,484	Luminent Mortgage Trust, 0.671% due 2/25/46(a)	828,772
	MASTR:
303,246	Adjustable Rate Mortgages Trust, 6.485% due 12/25/33(a)	247,178
	Asset Securitization Trust:
320,197	4.375% due 5/25/33	276,592
839,421	5.000% due 2/25/34	770,859
	Merrill Lynch Mortgage Investors Inc.:
1,684,360	5.268% due 3/25/33(a)	1,269,305
92,018	5.416% due 9/25/33(a)	86,174
1,355,926	New York Mortgage Trust Inc., 0.801% due 8/25/35(a)	1,013,065
1,312,038	Nomura Asset Acceptance Corp., 4.889% due 12/25/34(a)	772,189
	Structured Adjustable Rate Mortgage Loan Trust:
730,647	5.345% due 1/25/35(a)	382,689
948,621	5.060% due 7/25/35(a)	570,671
	Structured ARM Loan Trust:
497,552	3.640% due 4/25/34(a)	277,093
484,633	0.876% due 6/25/34(a)	264,191
820,939	5.189% due 3/25/35(a)(f)	378,580
	Structured Asset Securities Corp.:
2,316,200	6.500% due 3/25/32	1,608,715
227,186	5.118% due 5/25/32(a)	207,456
252,753	5.341% due 6/25/32(a)	110,536
363,015	5.060% due 8/25/32(a)	360,520
1,463,768	4.260% due 3/25/34(a)	939,060
128,216	5.160% due 5/25/34(a)	56,859
1,466,009	5.786% due 6/25/35(a)(b)(f)	1,026,452

See Notes to Financial Statements.

Legg Mason Partners Short-Term Bond Fund 2008 Annual Report| 17

Schedule of investments continued

December 31, 2008

LEGG MASON PARTNERS SHORT-TERM BOND FUND

FACE AMOUNT	SECURITY	VALUE
	Washington Mutual Inc.:
$687,801	0.761% due 7/25/45(a)	$320,488
815,251	0.791% due 7/25/45(a)	335,934
592,529	Washington Mutual Mortgage Pass-Through Certificates, Whole Loan, 4.562% due 6/25/33(a)	533,030
1,959,765	Washington Mutual Pass-Through Certificates, 0.751% due 11/25/45(a)	965,780
	Wells Fargo Mortgage Backed Securities Trust:
533,184	5.318% due 7/25/34(a)	240,003
361,535	PAC, 4.500% due 6/25/33	358,988
	TOTAL COLLATERALIZED MORTGAGE OBLIGATIONS (Cost — $55,552,037)	34,921,500
MORTGAGE-BACKED SECURITIES — 13.9%
	FHLMC — 1.2%
2,600,000	Federal Home Loan Mortgage Corp. (FHLMC), 6.000% due 1/13/39(g)(h)	2,678,405
	FNMA — 12.7%
	Federal National Mortgage Association (FNMA):
34,279	5.060% due 5/1/32(a)(g)	34,586
115,496	5.115% due 8/1/32(a)(g)	114,650
420,005	5.983% due 12/1/32(a)(g)	414,951
606,535	4.567% due 1/1/33(a)(g)	606,181
1,597,350	4.512% due 6/1/33(a)(g)	1,601,387
1,461,448	3.864% due 5/1/34(a)(g)	1,483,523
2,840,358	4.038% due 5/1/35(a)(g)	2,859,833
4,635,656	5.000% due 6/1/35 - 7/1/38(g)	4,742,123
539,541	6.000% due 10/1/37 - 7/1/38(g)	556,103
15,150,000	5.000% due 1/13/39(g)(h)	15,469,574
1,000,000	6.000% due 1/13/39(g)(h)	1,029,531
	Total FNMA	28,912,442
	TOTAL MORTGAGE-BACKED SECURITIES (Cost — $31,076,941)	31,590,847
SOVEREIGN BOND — 0.1%
	Russia — 0.1%
215,600	Russian Federation, 7.500% due 3/31/30(b)
	(Cost — $230,548)	190,194
U.S. GOVERNMENT & AGENCY OBLIGATIONS — 20.3%
	U.S. Government Agencies — 20.3%
	Federal Home Loan Bank (FHLB):
14,000,000	4.089% due 1/8/09(a)	14,003,444
6,000,000	5.000% due 2/20/09	6,037,662

See Notes to Financial Statements.

18|    Legg Mason Partners Short-Term Bond Fund 2008 Annual Report

LEGG MASON PARTNERS SHORT-TERM BOND FUND

FACE AMOUNT	SECURITY	VALUE
	U.S. Government Agencies — 20.3% continued
	Federal Home Loan Mortgage Corp. (FHLMC):
$6,000,000	4.750% due 3/5/09(g)	$6,044,664
800,000	5.000% due 10/18/10(g)	852,054
1,940,000	2.750% due 4/11/11(g)	1,989,555
	Notes:
15,300,000	0.514% due 10/19/09(a)(g)	15,279,834
710,000	5.125% due 8/23/10(g)	756,418
1,163,428	Federal National Mortgage Association (FNMA), Six Month LIBOR, 4.660% due 4/1/33(a)(g)	1,158,733
	TOTAL U.S. GOVERNMENT & AGENCY OBLIGATIONS (Cost — $45,972,147)	46,122,364
U.S. TREASURY INFLATION PROTECTED SECURITIES — 2.8%
1,041,094	U.S. Treasury Bonds, Inflation Indexed, 3.875% due 4/15/29(i)	1,286,158
5,512,007	U.S. Treasury Notes, Inflation Indexed, 0.875% due 4/15/10(i)	5,182,152
	TOTAL U.S. TREASURY INFLATION PROTECTED SECURITIES (Cost — $6,660,007)	6,468,310

SHARES
PREFERRED STOCKS — 0.0%
FINANCIALS — 0.0%
	Thrifts & Mortgage Finance — 0.0%
31,375	Federal Home Loan Mortgage Corp. (FHLMC), 8.375%(a)(g)*	12,236
22,400	Federal National Mortgage Association (FNMA), 8.250%(a)(g)*	18,592
	TOTAL PREFERRED STOCKS (Cost — $1,344,375)	30,828
	TOTAL INVESTMENTS BEFORE SHORT-TERM INVESTMENTS (Cost — $269,082,835)	215,665,604

FACE AMOUNT
SHORT-TERM INVESTMENTS — 12.4%
	U.S. Government Agencies — 10.2%
$10,000,000	Federal Home Loan Bank (FHLB), Discount Notes, 1.207% due 5/20/09(j)	9,991,370
	Federal National Mortgage Association (FNMA), Discount Notes:
11,700,000	2.733% due 1/5/09(g)(j)	11,696,490
2,000	0.651% due 1/27/09(g)(i)(j)	1,999
1,621,000	0.200% - 0.351% due 5/18/09(g)(i)(j)	1,619,622
	Total U.S. Government Agencies (Cost — $23,271,001)	23,309,481

See Notes to Financial Statements.

Legg Mason Partners Short-Term Bond Fund 2008 Annual Report| 19

Schedule of investments continued

December 31, 2008

LEGG MASON PARTNERS SHORT-TERM BOND FUND

FACE AMOUNT	SECURITY	VALUE
	Repurchase Agreement — 2.2%
$5,002,000	Morgan Stanley tri-party repurchase agreement dated 12/31/08, 0.020% due 1/2/09; Proceeds at maturity — $5,002,006; (Fully collateralized by U.S. government agency obligation, 2.265% due 4/14/09; Market value — $5,155,155) (Cost — $5,002,000)	$5,002,000
	TOTAL SHORT-TERM INVESTMENTS (Cost — $28,273,001)	28,311,481
	TOTAL INVESTMENTS — 107.3% (Cost — $297,355,836#)	243,977,085
	Liabilities in Excess of Other Assets — (7.3)%	(16,648,541)
	TOTAL NET ASSETS — 100.0%	$227,328,544

*	Non-income producing security.
(a)	Variable rate security. Interest rate disclosed is that which is in effect at December 31, 2008.
(b)	Security is exempt from registration under Rule 144A of the Securities Act of 1933. This security may be resold in transactions that are exempt from registration, normally to qualified institutional buyers. This security has been deemed liquid pursuant to guidelines approved by the Board of Trustees, unless otherwise noted.
(c)	Security has no maturity date. The date shown represents the next call date.
(d)	Security is currently in default.
(e)	Illiquid security.
(f)	Security is valued in good faith at fair value by or under the direction of the Board of Trustees (See Note 1).
(g)	On September 7, 2008, the Federal Housing Finance Agency placed Fannie Mae and Freddie Mac into Conservatorship.
(h)	This security is traded on a to-be-announced (“TBA”) basis (See Note 1).
(i)	All or a portion of this security is held at the broker as collateral for open futures contracts.
(j)	Rate shown represents yield-to-maturity.
#	Aggregate cost for federal income tax purposes is $298,135,260.

Abbreviations used in this schedule:
ARM	—	Adjustable Rate Mortgage
GMAC	—	General Motors Acceptance Corp.
GSAMP	—	Goldman Sachs Alternative Mortgage Products
LIBOR	—	London Interbank Offered Rate
MASTR	—	Mortgage Asset Securitization Transactions Inc.
PAC	—	Planned Amortization Class

SCHEDULE OF WRITTEN OPTIONS

CONTRACTS	SECURITY	EXPIRATION DATE	STRIKE PRICE	VALUE
170	Eurodollar Futures, Call	3/16/09	$98.25	$308,125
35	Eurodollar Futures, Call	9/14/09	97.63	103,031
64	U.S. Treasury Notes 5-Year Futures, Call	2/20/09	117.00	168,500
134	U.S. Treasury Notes 10-Year Futures, Call	2/20/09	118.00	1,099,219
134	U.S. Treasury Notes 10-Year Futures, Put	2/20/09	110.00	16,750
	TOTAL WRITTEN OPTIONS
	(Premiums received — $488,716)			$1,695,625

See Notes to Financial Statements.

20|    Legg Mason Partners Short-Term Bond Fund 2008 Annual Report

Statement of assets and liabilities

December 31, 2008

ASSETS:
Investments, at value (Cost — $297,355,836)	$243,977,085
Cash	1,553,166
Receivable for securities sold	5,904,218
Deposits for open swap contracts	5,600,000
Interest receivable	2,103,261
Receivable for Fund shares sold	352,704
Interest receivable for open swap contracts	195
Prepaid expenses	36,337
Total Assets	259,526,966
LIABILITIES:
Payable for securities purchased	24,767,867
Unrealized depreciation on swaps	4,846,300
Written options, at value (premiums received $488,716)	1,695,625
Payable to broker — variation margin on open futures contracts	398,825
Payable for Fund shares repurchased	232,732
Investment management fee payable	85,977
Premium received for open swaps	32,749
Distribution fees payable	17,859
Trustees’ fees payable	14,358
Distributions payable	9,256
Accrued expenses	96,874
Total Liabilities	32,198,422
TOTAL NET ASSETS	$227,328,544
NET ASSETS:
Par value (Note 6)	$680
Paid-in capital in excess of par value	294,149,336
Undistributed net investment income	53,956
Accumulated net realized loss on investments, futures contracts, written options and swap contracts	(15,768,547)
Net unrealized depreciation on investments, futures contracts, written options and swap contracts	(51,106,881)
TOTAL NET ASSETS	$227,328,544

See Notes to Financial Statements.

Legg Mason Partners Short-Term Bond Fund 2008 Annual Report| 21

Statement of assets and liabilities continued

December 31, 2008

Shares Outstanding:
Class A	11,794,748
Class B	388,873
Class C	1,517,310
Class I	54,337,425
Net Asset Value:
Class A (and redemption price)	$3.34
Class B1	$3.34
Class C (and redemption price)	$3.34
Class I (and redemption price)	$3.34
Maximum Public Offering Price Per Share:
Class A (based on maximum initial sales charge of 2.25%)	$3.42

[1]	Redemption price per share is NAV of Class B shares reduced by a 5.00% CDSC if shares are redeemed within one year from purchase payment (See Note 2).

See Notes to Financial Statements.

22|    Legg Mason Partners Short-Term Bond Fund 2008 Annual Report

Statement of operations

For the Year Ended December 31, 2008

	INVESTMENT INCOME:
	Interest	$13,429,759
	Dividends	74,805
	Total Investment Income	13,504,564
	EXPENSES:
	Investment management fee (Note 2)	1,192,742
	Distribution fees (Notes 2 and 4)	175,762
	Transfer agent fees (Note 4)	86,431
	Shareholder reports (Note 4)	73,927
	Registration fees	42,621
	Audit and tax	26,405
	Legal fees	23,890
	Insurance	11,918
	Trustees’ fees	5,345
	Custody fees	5,255
	Miscellaneous expenses	10,963
	Total Expenses	1,655,259
Less:	Fee waivers and/or expense reimbursements (Note 4)	(5,808)
	Fees paid indirectly (Note 1)	(141)
	Net Expenses	1,649,310
	NET INVESTMENT INCOME	11,855,254
	REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, FUTURES CONTRACTS, WRITTEN OPTIONS AND SWAP CONTRACTS (NOTES 1 AND 3):
	Net Realized Gain (Loss) From:
	Investment transactions	(4,576,007)
	Futures contracts	193,731
	Written options	485,579
	Swap contracts	(70,208)
	Net Realized Loss	(3,966,905)
	Change in Net Unrealized Appreciation/Depreciation From:
	Investments	(43,924,746)
	Futures contracts	8,114,272
	Written options	(1,068,578)
	Swap contracts	(4,846,300)
	Change in Net Unrealized Appreciation/Depreciation	(41,725,352)
	NET LOSS ON INVESTMENTS, FUTURES CONTRACTS, WRITTEN OPTIONS AND SWAP CONTRACTS	(45,692,257)
	DECREASE IN NET ASSETS FROM OPERATIONS	$(33,837,003)

See Notes to Financial Statements.

Legg Mason Partners Short-Term Bond Fund 2008 Annual Report| 23

Statements of changes in net assets

FOR THE YEARS ENDED DECEMBER 31,	2008	2007
OPERATIONS:
Net investment income	$11,855,254	$16,842,033
Net realized loss	(3,966,905)	(135,884)
Change in net unrealized appreciation/depreciation	(41,725,352)	(10,631,954)
Increase (Decrease) in Net Assets From Operations	(33,837,003)	6,074,195
DISTRIBUTIONS TO SHAREHOLDERS FROM (NOTES 1 AND 5):
Net investment income	(12,332,235)	(17,414,180)
Decrease in Net Assets From Distributions to Shareholders	(12,332,235)	(17,414,180)
FUND SHARE TRANSACTIONS (NOTE 6):
Net proceeds from sale of shares	78,672,893	106,605,513
Reinvestment of distributions	12,150,538	10,022,951
Cost of shares repurchased	(95,980,667)	(210,953,342)
Decrease in Net Assets From Fund Share Transactions	(5,157,236)	(94,324,878)
DECREASE IN NET ASSETS	(51,326,474)	(105,664,863)
NET ASSETS:
Beginning of year	278,655,018	384,319,881
End of year*	$227,328,544	$278,655,018
* Includes undistributed net investment income of:	$53,956	$14,818

See Notes to Financial Statements.

24| Legg Mason Partners Short-Term Bond Fund 2008 Annual Report

Financial highlights

FOR A SHARE OF EACH CLASS OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT EACH YEAR ENDED DECEMBER 31:

CLASS A SHARES[1]	2008	2007	2006[2]	2005[2]	2004[2]
NET ASSET VALUE, BEGINNING OF YEAR	$3.98	$4.13	$4.14	$4.20	$4.25
INCOME (LOSS) FROM OPERATIONS:
Net investment income	0.15	0.19	0.14	0.11	0.10
Net realized and unrealized gain (loss)	(0.63)	(0.15)	0.02	(0.05)	(0.04)
Total income (loss) from operations	(0.48)	0.04	0.16	0.06	0.06
LESS DISTRIBUTIONS FROM:
Net investment income	(0.16)	(0.19)	(0.17)	(0.12)	(0.11)
Total distributions	(0.16)	(0.19)	(0.17)	(0.12)	(0.11)
NET ASSET VALUE, END OF YEAR	$3.34	$3.98	$4.13	$4.14	$4.20
Total return[3]	(12.39)%	1.00%	3.98%	1.44%	1.45%
NET ASSETS, END OF YEAR (MILLIONS)	$39	$58	$70	$83	$91
RATIOS TO AVERAGE NET ASSETS:
Gross expenses	1.02%	0.90%	0.86%[4]	0.88%	0.88%
Net expenses	1.01 [5,6]	0.90 [5]	0.84 [4,6]	0.88	0.88 [6]
Net investment income	4.09	4.54	3.52	2.72	2.32
PORTFOLIO TURNOVER RATE	46%[7]	81%[7]	124%[7]	49%	34%[7]

[1]	Per share amounts have been calculated using the average shares method.
[2]	Represents a share of capital stock outstanding prior to April 16, 2007.
[3]	Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results.
[4]	Included in the expense ratios are certain non-recurring restructuring (and reorganization, if applicable) fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would have been 0.85% and 0.83%, respectively.
[5]	The impact to the expense ratio was less than 0.01% as a result of fees paid indirectly.
[6]	Reflects fee waivers and/or expense reimbursements.
[7]	Excluding mortgage dollar roll transactions. If mortgage dollar roll transactions had been included, the portfolio turnover rate would have been 291%, 372%, 270% and 51% for the years ended December 31, 2008, 2007, 2006 and 2004, respectively.

See Notes to Financial Statements.

Legg Mason Partners Short-Term Bond Fund 2008 Annual Report| 25

Financial highlights continued

FOR A SHARE OF EACH CLASS OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT EACH YEAR ENDED DECEMBER 31:

CLASS B SHARES[1]	2008	2007	2006[2]	2005[2]	2004[2]
NET ASSET VALUE, BEGINNING OF YEAR	$3.98	$4.13	$4.14	$4.19	$4.25
INCOME (LOSS) FROM OPERATIONS:
Net investment income	0.13	0.16	0.12	0.09	0.08
Net realized and unrealized gain (loss)	(0.63)	(0.14)	0.02	(0.04)	(0.05)
Total income (loss) from operations	(0.50)	0.02	0.14	0.05	0.03
LESS DISTRIBUTIONS FROM:
Net investment income	(0.14)	(0.17)	(0.15)	(0.10)	(0.09)
Total distributions	(0.14)	(0.17)	(0.15)	(0.10)	(0.09)
NET ASSET VALUE, END OF YEAR	$3.34	$3.98	$4.13	$4.14	$4.19
Total return[3]	(12.90)%	0.45%	3.39%	1.16%	0.71%
NET ASSETS, END OF YEAR (MILLIONS)	$1	$2	$3	$4	$6
RATIOS TO AVERAGE NET ASSETS:
Gross expenses	1.58%	1.45%	1.42%[4]	1.40%	1.39%
Net expenses	1.58 [5]	1.45 [5]	1.41 [4,6]	1.40	1.38 [6]
Net investment income	3.53	3.97	2.95	2.19	1.80
PORTFOLIO TURNOVER RATE	46%[7]	81%[7]	124%[7]	49%	34%[7]

[1]	Per share amounts have been calculated using the average shares method.
[2]	Represents a share of capital stock outstanding prior to April 16, 2007.
[3]	Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results.
[4]	Included in the expense ratios are certain non-recurring restructuring (and reorganization, if applicable) fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would both have been 1.41%.
[5]	The impact to the expense ratio was less than 0.01% as a result of fees paid indirectly.
[6]	Reflects fee waivers and/or expense reimbursements.
[7]	Excluding mortgage dollar roll transactions. If mortgage dollar roll transactions had been included, the portfolio turnover rate would have been 291%, 372%, 270% and 51% for the years ended December 31, 2008, 2007, 2006 and 2004, respectively.

See Notes to Financial Statements.

26| Legg Mason Partners Short-Term Bond Fund 2008 Annual Report

FOR A SHARE OF EACH CLASS OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT EACH YEAR ENDED DECEMBER 31:

CLASS C SHARES[1]	2008	2007	2006[2]	2005[2]	2004[2]
NET ASSET VALUE, BEGINNING OF YEAR	$3.99	$4.14	$4.15	$4.20	$4.26
INCOME (LOSS) FROM OPERATIONS:
Net investment income	0.13	0.16	0.12	0.09	0.08
Net realized and unrealized gain (loss)	(0.64)	(0.14)	0.02	(0.04)	(0.05)
Total income (loss) from operations	(0.51)	0.02	0.14	0.05	0.03
LESS DISTRIBUTIONS FROM:
Net investment income	(0.14)	(0.17)	(0.15)	(0.10)	(0.09)
Total distributions	(0.14)	(0.17)	(0.15)	(0.10)	(0.09)
NET ASSET VALUE, END OF YEAR	$3.34	$3.99	$4.14	$4.15	$4.20
Total return[3]	(13.15)%	0.34%	3.39%	1.14%	0.67%
NET ASSETS, END OF YEAR (MILLIONS)	$5	$7	$9	$13	$24
RATIOS TO AVERAGE NET ASSETS:
Gross expenses	1.63%	1.56%	1.46%[4]	1.41%	1.41%
Net expenses	1.63 [5]	1.56 [5]	1.42 [4,6]	1.41	1.41 [6]
Net investment income	3.47	3.86	2.92	2.15	1.77
PORTFOLIO TURNOVER RATE	46%[7]	81%[7]	124%[7]	49%	34%[7]

[1]	Per share amounts have been calculated using the average shares method.
[2]	Represents a share of capital stock outstanding prior to April 16, 2007.
[3]	Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results.
[4]	Included in the expense ratios are certain non-recurring restructuring (and reorganization, if applicable) fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would have been 1.45% and 1.41%, respectively.
[5]	The impact to the expense ratio was less than 0.01% as a result of fees paid indirectly.
[6]	Reflects fee waivers and/or expense reimbursements.
[7]	Excluding mortgage dollar roll transactions. If mortgage dollar roll transactions had been included, the portfolio turnover rate would have been 291%, 372%, 270% and 51% for the years ended December 31, 2008, 2007, 2006 and 2004, respectively.

See Notes to Financial Statements.

Legg Mason Partners Short-Term Bond Fund 2008 Annual Report| 27

Financial highlights continued

FOR A SHARE OF EACH CLASS OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT EACH YEAR ENDED DECEMBER 31:

CLASS I SHARES[1]	2008	2007	2006[2]	2005[2]	2004[2]
NET ASSET VALUE, BEGINNING OF YEAR	$3.99	$4.13	$4.14	$4.20	$4.26
INCOME (LOSS) FROM OPERATIONS:
Net investment income	0.17	0.20	0.16	0.13	0.11
Net realized and unrealized gain (loss)	(0.64)	(0.13)	0.02	(0.05)	(0.04)
Total income (loss) from operations	(0.47)	0.07	0.18	0.08	0.07
LESS DISTRIBUTIONS FROM:
Net investment income	(0.18)	(0.21)	(0.19)	(0.14)	(0.13)
Total distributions	(0.18)	(0.21)	(0.19)	(0.14)	(0.13)
NET ASSET VALUE, END OF YEAR	$3.34	$3.99	$4.13	$4.14	$4.20
Total return[3]	(12.16)%	1.63%	4.34%	1.83%	1.61%
NET ASSETS, END OF YEAR (MILLIONS)	$182	$212	$302	$256	$251
RATIOS TO AVERAGE NET ASSETS:
Gross expenses	0.50%	0.52%	0.50%[4]	0.50%	0.49%
Net expenses	0.50 [5]	0.52 [5]	0.49 [4,6]	0.50	0.49 [6]
Net investment income	4.60	4.89	3.87	3.09	2.69
PORTFOLIO TURNOVER RATE	46%[7]	81%[7]	124%[7]	49%	34%[7]

[1]	Per share amounts have been calculated using the average shares method.
[2]	Represents a share of capital stock outstanding prior to April 16, 2007.
[3]	Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results.
[4]	Included in the expense ratios are certain non-recurring restructuring (and reorganization, if applicable) fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would have been 0.49% and 0.48%, respectively.
[5]	The impact to the expense ratio was less than 0.01% as a result of fees paid indirectly.
[6]	Reflects fee waivers and/or expense reimbursements.
[7]	Excluding mortgage dollar roll transactions. If mortgage dollar roll transactions had been included, the portfolio turnover rate would have been 291%, 372%, 270% and 51% for the years ended December 31, 2008, 2007, 2006 and 2004, respectively.

See Notes to Financial Statements.

28| Legg Mason Partners Short-Term Bond Fund 2008 Annual Report

Notes to financial statements

1. Organization and significant accounting policies

Legg Mason Partners Short-Term Bond Fund, (formerly known as Legg Mason Partners Short-Term Investment Grade Bond Fund) (the “Fund”) is a separate diversified investment series of Legg Mason Partners Income Trust (the “Trust”). The Trust, a Maryland business trust, is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company.

The following are significant accounting policies consistently followed by the Fund and are in conformity with U.S. generally accepted accounting principles (“GAAP”). Estimates and assumptions are required to be made regarding assets, liabilities and changes in net assets resulting from operations when financial statements are prepared. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ.

(a) Investment valuation. Debt securities are valued at the mean between the last quoted bid and asked prices provided by an independent pricing service that are based on transactions in debt obligations, quotations from bond dealers, market transactions in comparable securities and various other relationships between securities. Publicly traded foreign government debt securities are typically traded internationally in the over-the-counter market, and are valued at the mean between the last quoted bid and asked prices as of the close of business of that market. Equity securities for which market quotations are available are valued at the last reported sales price or official closing price on the primary market or exchange on which they trade. Futures contracts are valued daily at the settlement price established by the board of trade or exchange on which they are traded. When prices are not readily available, or are determined not to reflect fair value, such as when the value of a security has been significantly affected by events after the close of the exchange or market on which the security is principally traded, but before the Fund calculates its net asset value, the Fund may value these securities at fair value as determined in accordance with the procedures approved by the Fund’s Board of Trustees. Short-term obligations with maturities of 60 days or less are valued at amortized cost, which approximates fair value.

Effective January 1, 2008, the Fund adopted Statement of Financial Accounting Standards No. 157 (“FAS 157”). FAS 157 establishes a single definition of fair value, creates a three-tier hierarchy as a framework for measuring fair value based on inputs used to value the Fund’s investments, and requires additional disclosure about fair value. The hierarchy of inputs is summarized below.

•	Level 1 — quoted prices in active markets for identical investments

•	Level 2 — other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)

Legg Mason Partners Short-Term Bond Fund 2008 Annual Report| 29

Notes to financial statements continued

•	Level 3 — significant unobservable inputs (including the Fund’s own assumptions in determining the fair value of investments)

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

The following is a summary of the inputs used in valuing the Fund’s assets carried at fair value:

	DECEMBER 31, 2008	QUOTED PRICES (LEVEL 1)	OTHER SIGNIFICANT OBSERVABLE INPUTS (LEVEL 2)	SIGNIFICANT UNOBSERVABLE INPUTS (LEVEL 3)
Investments in securities	$243,977,085	$30,828	$242,919,476	$1,026,781
Other financial instruments*	1,783,154	6,629,454	(4,846,300)	—
Total	$245,760,239	$6,660,282	$238,073,176	$1,026,781

*	Other financial instruments may include written options, futures, swaps and forward contracts.

Following is a reconciliation of investments in which significant unobservable inputs (Level 3) were used in determining fair value:

INVESTMENTS IN SECURITIES
Balance as of December 31, 2007	—
Accrued premiums/discounts	$1,542
Realized gain (loss)	—
Change in unrealized appreciation (depreciation)	9,658
Net purchases (sales)	—
Transfers in and/or out of Level 3	1,015,581
Balance as of December 31, 2008	$1,026,781

(b) Repurchase agreements. When entering into repurchase agreements, it is the Fund’s policy that its custodian or a third party custodian take possession of the underlying collateral securities, the market value of which, at all times, at least equals the principal amount of the repurchase transaction, including accrued interest. To the extent that any repurchase transaction exceeds one business day, the value of the collateral is marked-to-market to ensure the adequacy of the collateral. If the seller defaults, and the market value of the collateral declines or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Fund may be delayed or limited.

(c) Financial futures contracts. The Fund may enter into financial futures contracts typically, but not necessarily, to hedge against the economic impact of adverse changes in the market value of portfolio securities due to change in interest rates, as a substitute for buying or selling securities or as a cash flow

30| Legg Mason Partners Short-Term Bond Fund 2008 Annual Report

management technique. Upon entering into a financial futures contract, the Fund is required to deposit cash or securities as initial margin, equal in value to a certain percentage of the contract amount (initial margin deposit). Additional securities are also segregated up to the current market value of the financial futures contracts. Subsequent payments, known as “variation margin,” are made or received by the Fund each day, depending on the daily fluctuations in the value of the underlying financial instruments. For foreign currency denominated futures contracts, variation margins are not settled daily. The Fund recognizes an unrealized gain or loss equal to the fluctuation in the value. When the financial futures contracts are closed, a realized gain or loss is recognized equal to the difference between the proceeds from (or cost of) the closing transactions and the Fund’s basis in the contracts.

The risks associated with entering into financial futures contracts include the possibility that a change in the value of the contract may not correlate with the changes in the value of the underlying financial instruments. In addition, investing in financial futures contracts involves the risk that the Fund could lose more than the initial margin deposit and subsequent payments required for a futures transaction. Risks may also arise upon entering into these contracts from the potential inability of the counterparties to meet the terms of their contracts.

(d) Written options. When the Fund writes an option, an amount equal to the premium received by the Fund is recorded as a liability, the value of which is marked-to-market daily to reflect the current market value of the option written. If the option expires, the Fund realizes a gain from investments equal to the amount of the premium received. When a written call option is exercised, the difference between the premium received plus the option exercise price and the Fund’s basis in the underlying security (in the case of a covered written call option), or the cost to purchase the underlying security (in the case of an uncovered written call option), including brokerage commission, is treated as a realized gain or loss. When a written put option is exercised, the amount of the premium received is subtracted from the cost of the security purchased by the Fund from the exercise of the written put option to form the Fund’s basis in the underlying security purchased. The writer or buyer of an option traded on an exchange can liquidate the position before the exercise of the option by entering into a closing transaction. The cost of a closing transaction is deducted from the original premium received resulting in a realized gain or loss to the Fund.

The risk in writing a covered call option is that the Fund may forego the opportunity of profit if the market price of the underlying security increases and the option is exercised. The risk in writing a put option is that the Fund may incur a loss if the market price of the underlying security decreases and the option is exercised. The risk in writing a call option is that the Fund is exposed to the risk of loss if the market price of the underlying security increases. In addition, there is the risk that the Fund may not be able to enter into a closing transaction because of an illiquid secondary market.

Legg Mason Partners Short-Term Bond Fund 2008 Annual Report| 31

Notes to financial statements continued

(e) Mortgage dollar rolls. The Fund may enter into dollar rolls in which the Fund sells mortgage-backed securities for delivery in the current month, realizing a gain or loss, and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) securities to settle on a specified future date. During the roll period, the Fund forgoes interest paid on the securities. The Fund maintains a segregated account, the dollar value of which is at least equal to its obligations with respect to dollar rolls.

The Fund executes its mortgage dollar rolls entirely in the to-be-announced (“TBA”) market, where the Fund makes a forward commitment to purchase a security and, instead of accepting delivery, the position is offset by a sale of the security with a simultaneous agreement to repurchase at a future date. The Fund accounts for mortgage dollar rolls as purchases and sales.

The risk of entering into a mortgage dollar roll is that the market value of the securities the Fund is obligated to repurchase under the agreement may decline below the repurchase price. In the event the buyer of securities under a mortgage dollar roll files for bankruptcy or becomes insolvent, the Fund’s use of proceeds of the dollar roll may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund’s obligation to repurchase the securities.

(f) Securities traded on a to-be-announced basis. The Fund may trade securities on a TBA basis. In a TBA transaction, the Fund commits to purchasing or selling securities which have not yet been issued by the issuer and for which specific information is not known, such as the face amount and maturity date and the underlying pool of investments in U.S. government agency mortgage pass-through securities. Securities purchased on a TBA basis are not settled until they are delivered to the Fund, normally 15 to 45 days after purchase. Beginning on the date the Fund enters into a TBA transaction, cash, U.S. government securities or other liquid high-grade debt obligations are segregated in an amount equal in value to the purchase price of the TBA security. These securities are subject to market fluctuations and their current value is determined in the same manner as for other securities.

(g) Loan participations. The Fund may invest in loans arranged through private negotiation between one or more financial institutions. The Fund’s investment in any such loan may be in the form of a participation in or an assignment of the loan. In connection with purchasing participations, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement, nor any rights of set-off against the borrower and the Fund may not benefit directly from any collateral supporting the loan in which it has purchased the participation.

The Fund assumes the credit risk of the borrower, the lender that is selling the participation and any other persons interpositioned between the Fund and the borrower. In the event of the insolvency of the lender selling the participation,

32| Legg Mason Partners Short-Term Bond Fund 2008 Annual Report

the Fund may be treated as a general creditor of the lender and may not benefit from any set-off between the lender and the borrower.

(h) Swap contracts. Swaps involve the exchange by the Fund with another party of the respective amounts payable with respect to a notional principal amount related to one or more indices or securities. The Fund may enter into these transactions to preserve a return or spread on a particular investment or portion of its assets, as a duration management technique, or to protect against any increase in the price of securities the Fund anticipates purchasing at a later date. The Fund may also use these transactions for speculative purposes, such as to obtain the price performance of a security without actually purchasing the security in circumstances where, for example, the subject security is illiquid, is unavailable for direct investment or available only on less attractive terms.

Swaps are marked-to-market daily based upon quotations from market makers and the change in value, if any, is recorded as an unrealized gain or loss in the Statement of Operations. Net receipts or payments of interest are recorded as realized gains or losses, respectively.

Swaps have risks associated with them, including possible default by the counterparty to the transaction, illiquidity and, where swaps are used as hedges, the risk that the use of a swap could result in losses greater than if the swap had not been employed.

(i) Credit default swap contracts. The Fund may enter into credit default swap (“CDS”) contracts for investment purposes, to manage its credit risk or to add leverage. CDS agreements involve one party making a stream of payments to another party in exchange for the right to receive a specified return in the event of a default by a third party, typically corporate issuers or sovereign issuers of an emerging country, on a specified obligation or in the event of a write-down, principal shortfall, interest shortfall or default of all or part of the referenced entities comprising a credit index. The Fund may use a CDS to provide a measure of protection against defaults of the issuers (i.e., to reduce risk where a Fund has exposure to the sovereign issuer) or to take an active long or short position with respect to the likelihood of a particular issuer’s default. As a seller of protection, the Fund generally receives an upfront payment or a stream of payments throughout the term of the swap provided that there is no credit event. If the Fund is a seller of protection and a credit event occurs, as defined under the terms of that particular swap agreement the maximum potential amount of future payments (undiscounted) that the Fund could be required to make under a credit default swap agreement, would be an amount equal to the notional amount of the agreement. These amounts of potential payments will be partially offset by any recovery of value from the respective referenced obligations. As a seller of protection, the Fund effectively adds leverage to its portfolio because, in addition to its total net assets, the Fund would be subject to investment exposure on the notional amount of the swap.

Legg Mason Partners Short-Term Bond Fund 2008 Annual Report| 33

Notes to financial statements continued

As a buyer of protection, the Fund generally receives an amount up to the notional value of the swap if a credit event occurs.

Implied spreads are the theoretical price a lender receives for credit default protection. When spreads rise, market perceived credit risk rises and when spreads fall, market perceived credit risk falls. The implied credit spread of a particular referenced entity reflects the cost of buying/selling protection and may include upfront payments required to enter into the agreement. Wider credit spreads and decreasing market values, when compared to the notional amount of the swap, represent a deterioration of the referenced entity’s credit soundness and a greater likelihood or risk of default or other credit event occurring as defined under the terms of the agreement. Credit spreads utilized in determining the period end market value of credit default swap agreements on corporate issues or sovereign issues of an emerging country are disclosed in the Notes to Financial Statements and serve as an indicator of the current status of the payment/performance risk and represent the likelihood or risk of default for credit derivatives. For credit default swap agreements on asset-backed securities and credit indices, the quoted market prices and resulting values particularly in relation to the notional amount of the contract, as well as the annual payment rate serve as an indication of the current status of the payment/performance risk.

Payments received or made at the beginning of the measurement period are reflected as a premium on deposit, respectively on the Statement of Assets and Liabilities. These upfront payments are amortized over the life of the swap and are recognized as realized gain or loss on the Statement of Operations. A liquidation payment received or made at the termination of the swap is recognized as realized gain or loss on the Statement of Operations. Net periodic payments received or paid by the Fund are recognized as realized gain or loss at the time of receipt or payment on the Statement of Operations.

Entering into a CDS agreement involves, to varying degrees, elements of credit, market and documentation risk in excess of the related amounts recognized on the Statement of Assets and Liabilities. Such risks involve the possibility that there will be no liquid market for these agreements, that the counterparty to the agreement may default on its obligation to perform or disagree as to the meaning of the contractual terms in the agreement, and that there will be unfavorable changes in net interest rates.

(j) Credit and market risk. Investments in structured securities (such as those issued by Structured Investment Vehicles, or SIVs) which are collateralized by residential real estate mortgages are subject to certain credit and liquidity risks. When market conditions result in an increase in default rates of the underlying mortgages and the foreclosure values of underlying real estate properties are materially below the outstanding amount of these underlying mortgages, collection of the full amount of accrued interest and principal on these investments may be doubtful. Such market conditions may significantly impair the value and liquidity of these investments may result in a lack of correlation between their credit ratings and values.

34| Legg Mason Partners Short-Term Bond Fund 2008 Annual Report

(k) Security transactions and investment income. Security transactions are accounted for on a trade date basis. Interest income, adjusted for amortization of premium and accretion of discount, is recorded on the accrual basis. Dividend income is recorded on the ex-dividend date. The cost of investments sold is determined by use of the specific identification method. To the extent any issuer defaults on an expected interest payment, the Fund’s policy is to generally halt any additional interest income accruals and consider the realizability of interest accrued up to the date of default.

(l) Distributions to shareholders. Distributions from net investment income on the shares of the Fund are declared each business day to shareholders of record, and are paid monthly. Distributions of net realized gains, if any, are declared at least annually. Distributions are recorded on the ex-dividend date and are determined in accordance with income tax regulations, which may differ from GAAP.

(m) Class accounting. Investment income, common expenses and realized/unrealized gain (loss) on investments are allocated to the various classes of the Fund on the basis of daily net assets of each class. Fees relating to a specific class are charged directly to that class.

(n) Fees paid indirectly. The Fund’s custody fees are reduced according to a fee arrangement, which provides for a reduction based on the level of cash deposited with the custodian by the Fund. If material, the amount is shown as a reduction of expenses on the Statement of Operations.

(o) Federal and other taxes. It is the Fund’s policy to comply with the federal income and excise tax requirements of the Internal Revenue Code of 1986, as amended, applicable to regulated investment companies. Accordingly, the Fund intends to distribute substantially all of its taxable income and net realized gains, if any, to shareholders each year. Therefore, no federal income tax provision is required in the Fund’s financial statements.

Management has analyzed the Fund’s tax positions taken on federal income tax returns for all open tax years and has concluded that as of December 31, 2008, no provision for income tax would be required in the Fund’s financial statements. The Fund’s federal and state income and federal excise tax returns for tax years for which the applicable statutes of limitations have not expired are subject to examination by the Internal Revenue Service and state departments of revenue.

(p) Reclassification. GAAP requires that certain components of net assets be adjusted to reflect permanent differences between financial and tax reporting. These reclassifications have no effect on net assets or net asset values per share. During the current year, the following reclassifications have been made:

	UNDISTRIBUTED NET INVESTMENT INCOME	ACCUMULATED NET REALIZED LOSS

(a)	$516,119	$(516,119)

(a)	Reclassifications are primarily due to differences between book and tax amortization of premium on fixed income securities, loss from mortgage backed securities treated as capital losses for tax purposes and book/tax differences in the treatment of swap contracts.

Legg Mason Partners Short-Term Bond Fund 2008 Annual Report| 35

Notes to financial statements continued

2. Investment management agreement and other transactions with affiliates

Legg Mason Partners Fund Advisor, LLC (“LMPFA”) is the Fund’s investment manager and Western Asset Management Company (“Western Asset”) is the Fund’s subadviser. LMPFA and Western Asset are wholly-owned subsidiaries of Legg Mason, Inc. (“Legg Mason”).

Under the investment management agreement, the Fund pays an investment management fee, calculated daily and paid monthly, at an annual rate of 0.45% of the Fund’s average daily net assets.

LMPFA provides administrative and certain oversight services to the Fund. LMPFA delegates to the subadviser the day-to-day portfolio management of the Fund. For its services, LMPFA pays Western Asset 70% of the net management fee it receives from the Fund.

Legg Mason Investor Services, LLC, (“LMIS”), a wholly-owned broker-dealer subsidiary of Legg Mason, serves as the Fund’s sole and exclusive distributor.

There is a maximum initial sales charge of 2.25% for Class A shares. There is a contingent deferred sales charge (“CDSC”) of 5.00% on Class B shares, which applies if redemption occurs within one year from purchase payment. This CDSC declines by 1.00% per year until no CDSC is incurred. In certain cases, Class A shares have a 0.50% CDSC, which applies if redemption occurs within one year from purchase payment. This CDSC only applies to those purchases of Class A shares, which, when combined with current holdings of Class A shares, equal or exceed $500,000 in the aggregate. These purchases do not incur an initial sales charge.

For the year ended December 31, 2008, LMIS and its affiliates received sales charges of approximately $200 on sales of the Fund’s Class A shares. In addition, for the year ended December 31, 2008, CDSCs paid to LMIS and its affiliates were approximately:

	CLASS B	CLASS C
CDSCs	$2,000	$100

The Fund had adopted an unfunded, non-qualified deferred compensation plan (the “Plan”) which allows non-interested trustees (“Trustees”) to defer the receipt of all or a portion of the trustees’ fees earned until a later date specified by the Trustees. The deferred balances are reported in the Statement of Operations under Trustees’ fees and are considered a general obligation of the Fund and any payments made pursuant to the Plan will be made from the Fund’s general assets. The plan was terminated effective January 1, 2006. This change will have no effect on fees previously deferred. As of December 31, 2008, the Fund had accrued $10,507 as deferred compensation payable.

36| Legg Mason Partners Short-Term Bond Fund 2008 Annual Report

Certain officers and one Trustee of the Trust are employees of Legg Mason or its affiliates and do not receive compensation from the Trust.

3. Investments

During the year ended December 31, 2008, the aggregate cost of purchases and proceeds from sales of investments (excluding short-term investments) and U.S Government & Agency Obligations were as follows:

	INVESTMENTS	U.S. GOVERNMENT & AGENCY OBLIGATIONS
Purchases	$30,891,168	$756,800,517
Sales	21,264,390	782,662,969

At December 31, 2008, the aggregate gross unrealized appreciation and depreciation of investments for federal income tax purposes were as follows:

Gross unrealized appreciation	$1,439,802
Gross unrealized depreciation	(55,597,977)
Net unrealized depreciation	$(54,158,175)

At December 31, 2008, the Fund had the following open futures contracts:

	NUMBER OF CONTRACTS	EXPIRATION DATE	BASIS VALUE	MARKET VALUE	UNREALIZED GAIN (LOSS)
Contracts to Buy:
Eurodollar	239	3/09	$58,149,483	$59,116,650	$967,167
Eurodollar	884	6/09	213,637,545	218,502,700	4,865,155
Eurodollar	35	9/09	8,398,688	8,640,188	241,500
Eurodollar	66	9/10	16,200,534	16,182,375	(18,159)
U.S. 2-Year Treasury Notes	233	3/09	50,219,877	50,808,563	588,686
U.S. 5-Year Treasury Notes	534	3/09	61,881,540	63,575,203	1,693,663
U.S. 10-Year Treasury Notes	6	3/09	767,433	754,500	(12,933)
Net unrealized gain on open futures contracts					$8,325,079

During the year ended December 31, 2008, written option transactions for the Fund were as follows:

	NUMBER OF CONTRACTS	PREMIUMS RECEIVED
Written options, outstanding December 31, 2007	188	$118,294
Options written	1,887	1,108,043
Options closed	(1,353)	(663,240)
Options expired	(185)	(74,381)
Written options, outstanding December 31, 2008	537	$488,716

At December 31, 2008, the Fund held TBA securities with a total cost of $18,955,586.

Legg Mason Partners Short-Term Bond Fund 2008 Annual Report| 37

Notes to financial statements continued

At December 31, 2008, the Fund had the following open swap contracts:

SWAP COUNTERPARTY (REFERENCE ENTITY)	NOTIONAL AMOUNT	TERMINATION DATE	PERIODIC PAYMENTS MADE BY THE FUND†	PERIODIC PAYMENTS RECEIVED BY THE FUND†	UNREALIZED DEPRECIATION
Interest Rate Swaps:
Morgan Stanley & Co Inc.	$21,020,000	3/18/16	4.400%	3-month LIBOR	$(2,508,310)
Barclay’s Capital Inc.	13,470,000	3/18/19	4.250%	3-month LIBOR	(2,193,374)
					$(4,701,684)

†	Percentage shown is an annual percentage rate.

CREDIT DEFAULT SWAP ON CREDIT INDICES — SELL PROTECTION(1)

SWAP COUNTERPARTY (REFERENCE ENTITY)	NOTIONAL AMOUNT(2)	TERMINATION DATE	PERIODIC PAYMENTS RECEIVED BY THE FUND(3)	MARKET VALUE(4)	UPFRONT PREMIUMS PAID/ (RECEIVED)	UNREALIZED DEPRECIATION
Credit Suisse First Boston Inc. (ABX.HE.AAA. 06-1 Index)	$1,059,438	7/25/45	0.180% monthly	$(211,888)	$(67,272)	$(144,616)
Net unrealized depreciation on sales of credits default swaps on credit indices						$(144,616)

(1)

If the Fund is a seller of protection and a credit event occurs, as defined under the terms of that particular swap agreement, the Fund will either (i) pay to the buyer of protection an amount equal to the notional amount of the swap and take delivery of the referenced obligation or underlying securities comprising the referenced index or (ii) pay a net settlement amount in the form of cash or securities equal to the notional amount of the swap less the recovery value of the referenced obligation or underlying securities comprising the referenced index.

(2)

The maximum potential amount the Fund could be required to make as a seller of credit protection or receive as a buyer of credit protection if a credit event occurs as defined under the terms of that particular swap agreement.

(3)	Percentage shown is an annual percentage rate.
(4)

The quoted market prices and resulting values for credit default swap agreements on asset-backed securities and credit indices serve as an indicator of the current status of the payment/performance risk and represent the likelihood of an expected liability (or profit) for the credit derivative should the notional amount of the swap agreement been closed/sold as of the period end. Decreasing market values when compared to the notional amount of the swap, represent a deterioration of the referenced entity’s credit soundness and a greater likelihood or risk of default or other credit event occurring as defined under the terms of the agreement.

4. Class specific expenses

The Fund has adopted a Rule 12b-1 distribution plan and under that plan the Fund pays a service fee with respect to its Class A, B and C shares calculated at the annual rate of 0.25% of the average daily net assets of each respective class. The Fund also pays a distribution fee with respect to its Class B and C shares calculated at the annual rate of 0.50% of the average daily net assets of each respective class. Distribution fees are accrued daily and paid monthly.

38| Legg Mason Partners Short-Term Bond Fund 2008 Annual Report

For the year ended December 31, 2008, class specific expenses were as follows:

	DISTRIBUTION FEES		TRANSFER AGENT FEES	SHAREHOLDER REPORTS EXPENSES
Class A	$121,395	(a)	$84,179	$48,099
Class B	12,618		599	4,942
Class C	41,749		1,452	19,709
Class I	—		201	1,177
Total	$175,762		$86,431	$73,927

(a)	LMIS has agreed to reimburse the Fund for any amount which exceeds the payments made by the Fund with respect to the distribution plan for Class A shares over the cumulative unreimbursed amounts spent by LMIS in performing their services under the distribution plan. During the year ended December 31, 2008, LMIS reimbursed $5,808 to the Fund’s Class A.

5. Distributions to shareholders by class

	YEAR ENDED DECEMBER 31, 2008	YEAR ENDED DECEMBER 31, 2007
Net Investment Income:
Class A	$2,071,011	$3,086,136
Class B	62,341	112,287
Class C	203,787	317,645
Class I	9,995,096	13,898,112
Total	$12,332,235	$17,414,180

6. Shares of beneficial interest

At December 31, 2008, the Trust had an unlimited number of shares of beneficial interest authorized with a par value of $0.00001 per share. The Fund has the ability to issue multiple classes of shares. Each share of a class represents an identical interest and has the same rights, except that each class bears certain direct expenses, including those specifically related to the distribution of its shares. Prior to April 16, 2007, the Company had 2 billion shares of capital stock authorized with a par value of $0.01 per share.

Transactions in shares of each class were as follows:

	YEAR ENDED DECEMBER 31, 2008		YEAR ENDED DECEMBER 31, 2007
	SHARES	AMOUNT	SHARES	AMOUNT
Class A
Shares sold	1,055,825	$3,848,097	1,834,968	$7,508,139
Shares issued on reinvestment	527,993	1,948,344	694,160	2,835,556
Shares repurchased	(4,271,058)	(15,883,324)	(5,098,478)	(20,804,168)
Net decrease	(2,687,240)	$(10,086,883)	(2,569,350)	$(10,460,473)

Legg Mason Partners Short-Term Bond Fund 2008 Annual Report| 39

Notes to financial statements continued

	YEAR ENDED DECEMBER 31, 2008		YEAR ENDED DECEMBER 31, 2007
	SHARES	AMOUNT	SHARES	AMOUNT
Class B
Shares sold	98,639	$359,291	80,258	$328,451
Shares issued on reinvestment	13,778	50,695	20,609	84,187
Shares repurchased	(274,134)	(1,026,534)	(395,329)	(1,621,625)
Net decrease	(161,717)	$(616,548)	(294,462)	$(1,208,987)
Class C
Shares sold	600,477	$2,157,219	389,549	$1,604,706
Shares issued on reinvestment	45,832	167,426	57,196	234,107
Shares repurchased	(759,907)	(2,787,152)	(974,986)	(3,997,273)
Net decrease	(113,598)	$(462,507)	(528,241)	$(2,158,460)
Class I
Shares sold	19,293,749	$72,308,286	23,688,205	$97,164,217
Shares issued on reinvestment	2,712,883	9,984,073	1,694,833	6,869,101
Shares repurchased	(20,919,943)	(76,283,657)	(45,069,451)	(184,530,276)
Net increase (decrease)	1,086,689	$6,008,702	(19,686,413)	$(80,496,958)

7. Income tax information and distributions to shareholders

Subsequent to the fiscal year end, the Fund has made the following distributions:

RECORD DATE PAYABLE DATE	CLASS A	CLASS B	CLASS C
Daily
01/31/2009	$0.008104	$0.006075	$0.006337

The tax character of distributions paid during the fiscal years ended December 31, were as follows:

	2008	2007
Distributions Paid From:
Ordinary income	$12,332,235	$17,414,180

As of December 31, 2008, the components of accumulated earnings on a tax basis were as follows:
Undistributed ordinary income — net		$199,676
Capital loss carryforward*		(7,870,952)
Other book/tax temporary differences(a)		(7,263,891)
Unrealized appreciation/(depreciation)(b)		(51,886,305)
Total accumulated earnings/(losses) — net		$(66,821,472)

40| Legg Mason Partners Short-Term Bond Fund 2008 Annual Report

*	During the taxable year ended December 31, 2008, the Fund utilized $2,449,227 of its capital loss carryover available from prior years. As of December 31, 2008, the Fund had the following net capital loss carryforwards remaining:

YEAR OF EXPIRATION	AMOUNT
12/31/2013	$(818,123)
12/31/2014	(6,746,682)
12/31/2015	(306,147)
$(7,870,952)

These amounts will be available to offset any future taxable capital gains.

(a)	Other book/tax temporary differences are attributable primarily to differences between book/tax accrual of interest income on securities in default, the realization for tax purposes of unrealized gains on certain futures contracts and book/tax differences in the timing of the deductibility of various expenses.

(b)	The difference between book-basis and tax-basis unrealized appreciation/(depreciation) is attributable primarily to the tax deferral of losses on wash sales and the difference between book and tax amortization methods for premiums on fixed income securities.

8. Regulatory matters

On May 31, 2005, the U.S. Securities and Exchange Commission (“SEC”) issued an order in connection with the settlement of an administrative proceeding against Smith Barney Fund Management LLC (“SBFM”), a wholly-owned subsidiary of Legg Mason and the then investment adviser or manager to the Fund, and Citigroup Global Markets Inc. (“CGM”), a former distributor of the Fund, relating to the appointment of an affiliated transfer agent for the Smith Barney family of mutual funds, including the Fund (the “Affected Funds”).

The SEC order found that SBFM and CGM willfully violated Section 206(1) of the Investment Advisers Act of 1940, as amended, and the rules promulgated there under (the “Advisers Act”). Specifically, the order found that SBFM and CGM knowingly or recklessly failed to disclose to the boards of the Affected Funds in 1999 when proposing a new transfer agent arrangement with an affiliated transfer agent: that First Data Investors Services Group (“First Data”), the Affected Funds’ then-existing transfer agent, had offered to continue as transfer agent and do the same work for substantially less money than before; and that Citigroup Asset Management (“CAM”), the Citigroup business unit that, at the time, included the Affected Funds’ investment manager and other investment advisory companies, had entered into a side letter with First Data under which CAM agreed to recommend the appointment of First Data as sub-transfer agent to the affiliated transfer agent in exchange, among other things, for a guarantee by First Data of specified amounts of asset management and investment banking fees to CAM and CGM. The order also found that SBFM and CGM willfully violated Section 206(2) of the Advisers Act by virtue of the omissions discussed above and other misrepresentations and omissions in the materials provided to the Affected Funds’ boards, including the failure to make clear that the affiliated transfer agent would earn a high profit for performing limited functions while First Data continued to perform almost all of the transfer agent functions, and the suggestion that the proposed arrangement was in the Affected Funds’ best interests and that no viable alternatives existed.

Legg Mason Partners Short-Term Bond Fund 2008 Annual Report| 41

Notes to financial statements continued

SBFM and CGM do not admit or deny any wrongdoing or liability. The settlement does not establish wrongdoing or liability for purposes of any other proceeding. The SEC censured SBFM and CGM and ordered them to cease and desist from violations of Sections 206(1) and 206(2) of the Advisers Act. The order required Citigroup to pay $208.1 million, including $109 million in disgorgement of profits, $19.1 million in interest, and a civil money penalty of $80 million. Approximately $24.4 million has already been paid to the Affected Funds, primarily through fee waivers. The remaining $183.7 million, including the penalty, has been paid to the U.S. Treasury and will be distributed pursuant to a plan submitted for the approval of the SEC. At this time, there is no certainty as to how the above-described proceeds of the settlement will be distributed, to whom such distributions will be made, the methodology by which such distributions will be allocated, and when such distributions will be made. The order also required that transfer agency fees received from the Affected Funds since December 1, 2004, less certain expenses, be placed in escrow and provided that a portion of such fees might be subsequently distributed in accordance with the terms of the order. On April 3, 2006, an aggregate amount of approximately $9 million held in escrow was distributed to the Affected Funds.

The order required SBFM to recommend a new transfer agent contract to the Affected Funds’ boards within 180 days of the entry of the order; if a Citigroup affiliate submitted a proposal to serve as transfer agent or sub-transfer agent, SBFM and CGM would have been required, at their expense, to engage an independent monitor to oversee a competitive bidding process. On November 21, 2005, and within the specified timeframe, the Affected Funds’ boards selected a new transfer agent for the Affected Funds. No Citigroup affiliate submitted a proposal to serve as transfer agent. Under the order, SBFM also must comply with an amended version of a vendor policy that Citigroup instituted in August 2004.

Although there can be no assurance, the manager does not believe that this matter will have a material adverse effect on the Affected Funds.

On December 1, 2005, Citigroup completed the sale of substantially all of its global asset management business, including SBFM, to Legg Mason.

9. Legal matters

Beginning in June 2004, class action lawsuits alleging violations of the federal securities laws were filed against CGM, a former distributor of the Fund, and other affiliated funds (collectively, the “Funds”) and a number of its then affiliates, including SBFM and Salomon Brothers Asset Management Inc (“SBAM”), which were then investment adviser or manager to certain of the Funds (the “Managers”), substantially all of the mutual funds then managed by the Managers (the “Defendant Funds”), and Board members of the Defendant Funds (collectively, the “Defendants”). The complaints alleged, among other things, that CGM created various undisclosed incentives for its brokers to sell

42| Legg Mason Partners Short-Term Bond Fund 2008 Annual Report

Smith Barney and Salomon Brothers funds. In addition, according to the complaints, the Managers caused the Defendant Funds to pay excessive brokerage commissions to CGM for steering clients towards proprietary funds. The complaints also alleged that the Defendants breached their fiduciary duty to the Defendant Funds by improperly charging Rule 12b-1 fees and by drawing on fund assets to make undisclosed payments of soft dollars and excessive brokerage commissions. The complaints also alleged that the Defendant Funds failed to adequately disclose certain of the allegedly wrongful conduct. The complaints sought injunctive relief and compensatory and punitive damages, rescission of the Defendant Funds’ contracts with the Managers, recovery of all fees paid to the Managers pursuant to such contracts and an award of attorneys’ fees and litigation expenses.

On December 15, 2004, a consolidated amended complaint (the “Complaint”) was filed alleging substantially similar causes of action. On May 27, 2005, all of the Defendants filed motions to dismiss the Complaint. On July 26, 2006, the court issued a decision and order (1) finding that plaintiffs lacked standing to sue on behalf of the shareholders of the Funds in which none of the plaintiffs had invested and dismissing those Funds from the case (although stating that they could be brought back into the case if standing as to them could be established), and (2) other than one stayed claim, dismissing all of the causes of action against the remaining Defendants, with prejudice, except for the cause of action under Section 36(b) of the 1940 Act, which the court granted plaintiffs leave to repeal as a derivative claim.

On October 16, 2006, plaintiffs filed their Second Consolidated Amended Complaint (“Second Amended Complaint”) which alleges derivative claims on behalf of nine funds identified in the Second Amended Complaint, under Section 36(b) of the 1940 Act, against CAM, SBAM and SBFM as investment advisers to the identified funds, as well as CGM as a distributor for the identified funds (collectively, the “Second Amended Complaint Defendants”). The Fund was not identified in the Second Amended Complaint. The Second Amended Complaint alleges no claims against any of the funds or any of their Board Members. Under Section 36(b), the Second Amended Complaint alleges similar facts and seeks similar relief against the Second Amended Complaint Defendants as the Complaint.

On December 3, 2007, the court granted the Defendants’ motion to dismiss, with prejudice. On January 2, 2008, the plaintiffs filed a notice of appeal to the Second Circuit Court of Appeals.

Additional lawsuits arising out of these circumstances and presenting similar allegations and requests for relief may be filed in the future.

* * *

Legg Mason Partners Short-Term Bond Fund 2008 Annual Report| 43

Notes to financial statements continued

Beginning in August 2005, five class action lawsuits alleging violations of federal securities laws and state law were filed against CGM and SBFM, (collectively, the “Defendants”) based on the May 31, 2005 settlement order issued against the Defendants by the SEC as described in Note 8. The complaints seek injunctive relief and compensatory and punitive damages, removal of SBFM as the investment manager for the Smith Barney family of funds, rescission of the funds’ management and other contracts with SBFM, recovery of all fees paid to SBFM pursuant to such contracts, and an award of attorneys’ fees and litigation expenses. The five actions were subsequently consolidated, and a consolidated complaint was filed.

On September 26, 2007, the United States District Court for the Southern District of New York issued an order dismissing the consolidated complaint, and judgment was later entered. An appeal has been filed and is pending before the U.S. Court of Appeals for the Second Circuit.

10. Other matters

On or about May 30, 2006, John Halebian, a purported shareholder of CitiSM New York Tax Free Reserves, a series of Legg Mason Partners Money Market Trust, formerly a series of CitiFunds Trust III (the “Subject Trust”), filed a complaint in the United States District Court for the Southern District of New York against the independent trustees of the Subject Trust (Elliott J. Berv, Donald M. Carlton, A. Benton Cocanougher, Mark T. Finn, Stephen Randolph Gross, Diana R. Harrington, Susan B. Kerley, Alan G. Merten and R. Richardson Pettit).

The Subject Trust is also named in the complaint as a nominal defendant. The complaint alleges both derivative claims on behalf of the Subject Trust and class claims on behalf of a putative class of shareholders of the Subject Trust in connection with the 2005 sale of Citigroup’s asset management business to Legg Mason and the related approval of new investment advisory agreements by the trustees and shareholders. In the derivative claim, the plaintiff alleges, among other things, that the independent trustees breached their fiduciary duty to the Subject Trust and its shareholders by failing to negotiate lower fees or seek competing bids from other qualified investment advisers in connection with Citigroup’s sale to Legg Mason. In the claims brought on behalf of the putative class of shareholders, the plaintiff alleges that the independent trustees violated the proxy solicitation requirements of the 1940 Act, and breached their fiduciary duty to shareholders, by virtue of the voting procedures, including “echo voting,” used to obtain approval of the new investment advisory agreements and statements made in a proxy statement regarding those voting procedures. The plaintiff alleges that the proxy statement was misleading because it failed to disclose that the voting procedures violated the 1940 Act. The relief sought includes an award of damages, rescission of the advisory agreement, and an award of costs and attorney fees.

44| Legg Mason Partners Short-Term Bond Fund 2008 Annual Report

In advance of filing the complaint, Mr. Halebian’s lawyers made written demand for relief on the Board of the Subject Trust, and the Board’s independent trustees formed a demand review committee to investigate the matters raised in the demand, and subsequently in the complaint, and recommend a course of action to the Board. The committee, after a thorough review, determined that the independent trustees did not breach their fiduciary duties as alleged by Mr. Halebian, and that the action demanded by Mr. Halebian would not be in the best interests of the Subject Trust. The Board of the Subject Trust (the trustee who is an “interested person” of the Subject Trust, within the meaning of the 1940 Act, having recused himself from the matter), after receiving and considering the committee’s report and based upon the findings of the committee, subsequently also determined and, adopting the recommendation of the committee, directed counsel to move to dismiss Mr. Halebian’s complaint. A motion to dismiss was filed on October 23, 2006. Opposition papers were filed on or about December 7, 2006. The complaint was dismissed on July 31, 2007. Mr. Halebian has filed an appeal in the U.S. Court of Appeals for the Second Circuit. The appeal is pending.

11. Recent accounting pronouncement

In March 2008, the Financial Accounting Standards Board issued the Statement of Financial Accounting Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about the Fund’s derivative and hedging activities, including how such activities are accounted for and their effect on the Fund’s financial position, performance and cash flows. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statements and related disclosures.

Legg Mason Partners Short-Term Bond Fund 2008 Annual Report| 45

Report of independent registered public accounting firm

The Board of Trustees and Shareholders

Legg Mason Partners Income Trust:

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, and schedule of written options, of Legg Mason Partners Short-Term Bond Fund (formerly Legg Mason Partners Short-Term Investment Grade Bond Fund), a series of Legg Mason Partners Income Trust, as of December 31, 2008, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2008, by correspondence with the custodian and brokers or other by appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Legg Mason Partners Short-Term Bond Fund as of December 31, 2008, and the results of its operations for the year then ended, the changes in its net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended, in conformity with U.S. generally accepted accounting principles.

New York, New York

February 24, 2009

46| Legg Mason Partners Short-Term Bond Fund 2008 Annual Report

Board approval of management and subadvisory agreements

(unaudited)

At a meeting of the Board of Trustees of Legg Mason Partners Income Trust (the “Trust”) held on November 10-11, 2008, the Board, including the Trustees who are not considered to be “interested persons” of the Trust (the “Independent Trustees”) under the Investment Company Act of 1940, as amended (the “1940 Act”), approved for an annual period the continuation of the management agreement (the “Management Agreement”) between the Trust and Legg Mason Partners Fund Advisor, LLC (the “Manager”) with respect to the Legg Mason Partners Short-Term Bond Fund, a series of the Trust (the “Fund”), and the sub-advisory agreement (the “Sub-Advisory Agreement”) between the Manager and Western Asset Management Company (the “Subadviser”), an affiliate of the Manager, with respect to the Fund.

Background

The Board received information in advance of the meeting from the Manager to assist it in its consideration of the Management Agreement and the Sub-Advisory Agreement and was given the opportunity to ask questions and request additional information from management. In addition, the Independent Trustees submitted questions to management before the Meeting and considered the responses provided by management during the Meeting. The Board received and considered a variety of information about the Manager and the Subadviser, as well as the management and sub-advisory arrangements for the Fund and other funds overseen by the Board, certain portions of which are discussed below. The presentation made to the Board encompassed the Fund and all funds for which the Board has responsibility. The discussion below covers both the advisory and the administrative functions being rendered by the Manager, both of which functions are encompassed by the Management Agreement, as well as the advisory functions rendered by the Subadviser pursuant to the Sub-Advisory Agreement.

Board approval of management agreement and sub-advisory agreement

The Independent Trustees were advised by separate independent legal counsel throughout the process. Prior to voting, the Independent Trustees received a memorandum from their independent legal counsel discussing the legal standards for their consideration of the proposed continuation of the Management Agreement and the Sub-Advisory Agreement. The Independent Trustees also discussed the proposed continuation of the Management Agreement and the Sub-Advisory Agreement in private sessions with their independent legal counsel at which no representatives of the Manager were present. In approving the Management Agreement and Sub-Advisory Agreement, the Board, including the Independent Trustees, considered a variety of factors, including those factors discussed below. No single factor reviewed by the Board was identified by the Board as the principal factor in determining whether to approve the Management Agreement and the Sub-Advisory Agreement, and each Trustee may have attributed different weight to the various factors.

Legg Mason Partners Short-Term Bond Fund| 47

Board approval of management and subadvisory agreements

(unaudited) continued

Nature, extent and quality of the services under the management agreement and sub-advisory agreement

The Board received and considered information regarding the nature, extent and quality of services provided to the Fund by the Manager and the Subadviser under the Management Agreement and the Sub-Advisory Agreement, respectively, during the past year. The Board noted information received at regular meetings throughout the year related to the services rendered by the Manager in its management of the Fund’s affairs and the Manager’s role in coordinating the activities of the Fund’s other service providers. The Board’s evaluation of the services provided by the Manager and the Subadviser took into account the Board’s knowledge and familiarity gained as Trustees of funds in the Legg Mason Partners fund complex, including the scope and quality of the investment management and other capabilities of the Manager and the Subadviser, and the quality of the Manager’s administrative and other services. The Board observed that the scope of services provided by the Manager and the Subadviser had continued to expand as a result of regulatory, market and other developments, including maintaining and monitoring their own and the Fund’s expanded compliance programs. The Board also noted that on a regular basis it received and reviewed information from the Manager and the Subadviser regarding the Fund’s compliance policies and procedures established pursuant to Rule 38a-1 under the 1940 Act.

The Board reviewed the qualifications, backgrounds and responsibilities of the Fund’s senior personnel and the portfolio management team primarily responsible for the day-to-day portfolio management of the Fund. The Board also considered, based on its knowledge of the Manager and its affiliates, the financial resources of Legg Mason, Inc., the parent organization of the Manager and the Subadviser.

The Board considered the division of responsibilities between the Manager and the Subadviser and the oversight provided by the Manager. The Board also considered the Manager’s and the Subadviser’s brokerage policies and practices. In addition, management also reported to the Board on, among other things, its business plans and organizational changes. The Board concluded that, overall, the nature, extent and quality of services provided (and expected to be provided) under the Management Agreement and the Sub-Advisory Agreement were satisfactory.

Fund performance

The Board received and considered performance information for the Fund as well as for a group of funds (the “Performance Universe”) selected by Lipper, Inc. (“Lipper”), an independent provider of investment company data. The Board was provided with a description of the methodology Lipper used to determine the similarity of the Fund with the funds included in the Performance Universe. The Board also noted that it had received and discussed with management information throughout the year at periodic intervals comparing the Fund’s performance against its benchmark and against the Fund’s peers. In addition, the Board considered the Fund’s performance in light of overall financial market conditions.

48|    Legg Mason Partners Short-Term Bond Fund

The information comparing the Fund’s performance to that of its Performance Universe, consisting of all retail and institutional funds classified as short investment-grade debt funds by Lipper, showed, among other data, that the Fund’s performance for the 1-, 3- and 5-year periods ended June 30, 2008 was below the median. The Board noted the explanations from the Manager concerning the underperformance versus the peer group.

Based on its review, which included careful consideration of all of the factors noted above, the Board concluded that it will continue to evaluate the Fund’s performance and any actions taken by the Manager to continue to improve performance.

Management fees and expense ratios

The Board reviewed and considered the contractual management fee (the “Contractual Management Fee”) and the actual fees paid by the Fund to the Manager (the “Actual Management Fee”) in light of the nature, extent and quality of the management and sub-advisory services provided by the Manager and the Subadviser. In addition, the Board noted that the compensation paid to the Subadviser is paid by the Manager, not the Fund, and, accordingly, that the retention of the Subadviser does not increase the fees or expenses otherwise incurred by the Fund’s shareholders.

In addition, the Board received and considered information comparing the Contractual Management Fee and the Actual Management Fee and the Fund’s total actual expenses with those of funds in both the relevant expense group and a broader group of funds, each selected and provided by Lipper. The Board also reviewed information regarding fees charged by the Manager to other U.S. clients investing primarily in an asset class similar to that of the Fund, including, where applicable, separate accounts.

The Manager reviewed with the Board the differences in the scope of services provided to the Fund and to these other clients, noting that the Fund is provided with administrative services (including services related to the preparation and maintenance of the Fund’s registration statement and shareholder reports, as well as calculation of the Fund’s net asset value on a daily basis), office facilities, Fund officers (including the Fund’s chief executive, chief financial and chief compliance officers), and that the Manager coordinates and oversees the provision of services to the Fund by other Fund service providers. The Board considered the fee comparisons in light of the differences required to manage these different types of accounts. The Board also considered and discussed information about the Subadviser’s fees, including the amount of the management fees retained by the Manager after payment of the subadvisory fee. The Board also received an analysis of complex-wide management fees provided by the Manager, which, among other things, set out a framework of fees based on asset classes.

Legg Mason Partners Short-Term Bond Fund| 49

Board approval of management and subadvisory agreements

(unaudited) continued

The information comparing the Fund’s Contractual and Actual Management Fees as well as its actual total expense ratio to its Expense Group, consisting of a group of retail front-end load funds (including the Fund) classified as short investment-grade debt funds and chosen by Lipper to be comparable to the Fund, showed that the Fund’s Contractual Management Fee was at the median and Actual Management Fee was above the median. The Board noted that the Fund’s actual total expense ratio was slightly above the median.

Taking all of the above into consideration, the Board determined that the management fee and the subadvisory fees for the Fund were reasonable in light of the nature, extent and quality of the services provided to the Fund under the Management Agreement and the Sub-Advisory Agreement.

Manager profitability

The Board received and considered an analysis of the profitability of the Manager and its affiliates in providing services to the Fund. The Board also received profitability information with respect to the Legg Mason Partners fund complex as a whole. In addition, the Board received information with respect to the Manager’s allocation methodologies used in preparing this profitability data. It was noted that the allocation methodologies had been reviewed by an outside consultant the year before. The profitability of the Manager and its affiliates was considered by the Board not excessive in light of the nature, extent and quality of the services provided to the Fund and the type of fund it represented.

Economies of scale

The Board received and discussed information concerning whether the Manager realizes economies of scale as the Fund’s assets grow.

The Board determined that the management fee structure for the Fund was reasonable.

Other benefits to the manager and the subadviser

The Board considered other benefits received by the Manager, the Subadviser and their affiliates as a result of their relationship with the Fund, including the opportunity to offer additional products and services to Fund shareholders.

50|    Legg Mason Partners Short-Term Bond Fund

In light of the costs of providing investment management and other services to the Fund and the ongoing commitment of the Manager and the Subadviser to the Fund, the Board considered that the ancillary benefits that the Manager and its affiliates received were reasonable.

* * *

In light of all of the foregoing, the Board determined that the continuation of each of the Management Agreement and Sub-Advisory Agreement would be in the best interests of the Fund’s shareholders and approved the continuation of such agreements for another year.

Legg Mason Partners Short-Term Bond Fund| 51

Additional information (unaudited)

Information about Trustees and Officers

The business and affairs of Legg Mason Partners Short-Term Bond Fund (formerly known as Legg Mason Partners Short-Term Investment Grade Bond Fund) (the “Fund”) are managed under the direction of the Board of Trustees. Information pertaining to the Trustees and Officers of the Trust is set forth below. The Statement of Additional Information includes additional information about Trustees and is available, without charge, upon request by calling Shareholder Services at 1-800-451-2010.

NON-INTERESTED TRUSTEES

ELLIOTT J. BERV
c/o R. Jay Gerken, CFA, Legg Mason & Co., LLC (“Legg Mason”)
620 Eighth Avenue New York, NY 10018
Birth year	1943
Position(s) held with Fund[1]	Trustee
Term of office[1] and length of time served[2]	Since 1989
Principal occupation(s) during past five years	President and Chief Executive Officer, Catalyst (consulting) (since 1984); formerly, Chief Executive Officer, Rocket City Enterprises (media) (from 2000 to 2005)
Number of portfolios in fund complex overseen by Trustee	67
Other board memberships held by Trustee	Board Member, American Identity Corp. (doing business as Morpheus Technologies) (biometric information management) (since 2001)

A. BENTON COCANOUGHER c/o R. Jay Gerken, CFA, Legg Mason
620 Eighth Avenue New York, NY 10018
Birth year	1938
Position(s) held with Fund[1]	Trustee
Term of office[1] and length of time served[2]	Since 1991
Principal occupation(s) during past five years	Dean Emeritus and Professor, Texas A&M University (since 2004); formerly, Interim Chancellor, Texas A&M University System (from 2003 to 2004); formerly, Special Advisor to the President, Texas A&M University (from 2002 to 2003)
Number of portfolios in fund complex overseen by Trustee	67
Other board memberships held by Trustee	None

52| Legg Mason Partners Short-Term Bond Fund

JANE F. DASHER
c/o R. Jay Gerken, CFA, Legg Mason
620 Eighth Avenue New York, NY 10018
Birth year	1949
Position(s) held with Fund[1]	Trustee
Term of office[1] and length of time served[2]	Since 1999
Principal occupation(s) during past five years	Chief Financial Officer, Korsant Partners, LLC (a family investment company)
Number of portfolios in fund complex overseen by Trustee	67
Other board memberships held by Trustee	None

MARK T. FINN
c/o R. Jay Gerken, CFA, Legg Mason
620 Eighth Avenue New York, NY 10018
Birth year	1943
Position(s) held with Fund[1]	Trustee
Term of office[1] and length of time served[2]	Since 1989
Principal occupation(s) during past five years	Adjunct Professor, College of William & Mary (since 2002); Principal/ Member Balvan Partners (investment management) (since 2002); Chairman, Chief Executive Officer and Owner, Vantage Consulting Group, Inc. (investment management) (since 1988)
Number of portfolios in fund complex overseen by Trustee	67
Other board memberships held by Trustee	None

RAINER GREEVEN
c/o R. Jay Gerken, CFA, Legg Mason
620 Eighth Avenue New York, NY 10018
Birth year	1936
Position(s) held with Fund[1]	Trustee
Term of office[1] and length of time served[2]	Since 1994
Principal occupation(s) during past five years	Attorney, Rainer Greeven PC; President and Director, 62nd Street East Corporation (real estate) (since 2002)
Number of portfolios in fund complex overseen by Trustee	67
Other board memberships held by Trustee	None

Legg Mason Partners Short-Term Bond Fund| 53

Additional information (unaudited) continued

Information about Trustees and Officers

STEPHEN R. GROSS
c/o R. Jay Gerken, CFA, Legg Mason
620 Eighth Avenue New York, NY 10018
Birth year	1947
Position(s) held with Fund[1]	Trustee
Term of office[1] and length of time served[2]	Since 1986
Principal occupation(s) during past five years	Chairman, HLB Gross Collins, PC (accounting and consulting firm) (since 1979); Treasurer, Coventry Limited, Inc. (Senior Living Facilities) (since 1985); formerly, Managing Director, Fountainhead Ventures, LLC (technology accelerator) (from 1998 to 2003)
Number of portfolios in fund complex overseen by Trustee	67
Other board memberships held by Trustee	Director, Andersen Calhoun (assisted living) (since 1987); formerly, Director, ebank Financial Services, Inc. (from 1997 to 2004)

RICHARD E. HANSON, JR.
c/o R. Jay Gerken, CFA, Legg Mason
620 Eighth Avenue New York, NY 10018
Birth year	1941
Position(s) held with Fund[1]	Trustee
Term of office[1] and length of time served[2]	Since 1985
Principal occupation(s) during past five years	Retired
Number of portfolios in fund complex overseen by Trustee	67
Other board memberships held by Trustee	None

DIANA R. HARRINGTON
c/o R. Jay Gerken, CFA, Legg Mason
620 Eighth Avenue New York, NY 10018
Birth year	1940
Position(s) held with Fund[1]	Trustee
Term of office[1] and length of time served[2]	Since 1992
Principal occupation(s) during past five years	Professor, Babson College (since 1992)
Number of portfolios in fund complex overseen by Trustee	67
Other board memberships held by Trustee	None

54|    Legg Mason Partners Short-Term Bond Fund

SUSAN M. HEILBRON
c/o R. Jay Gerken, CFA, Legg Mason
620 Eighth Avenue New York, NY 10018
Birth year	1945
Position(s) held with Fund[1]	Trustee
Term of office[1] and length of time served[2]	Since 1994
Principal occupation(s) during past five years	Independent Consultant (since 2001)
Number of portfolios in fund complex over- seen by Trustee	67
Other board member- ships held by Trustee	None

SUSAN B. KERLEY
c/o R. Jay Gerken, CFA, Legg Mason
620 Eighth Avenue New York, NY 10018
Birth year	1951
Position(s) held with Fund[1]	Trustee
Term of office[1] and length of time served[2]	Since 1992
Principal occupation(s) during past five years	Investment Consulting Partner, Strategic Management Advisors, LLC (investment consulting) (since 1990)
Number of portfolios in fund complex over- seen by Trustee	67
Other board member- ships held by Trustee	Chairman (since 2005) and Trustee (since 2000), Eclipse Funds (3 funds); Chairman (since 2005) and Director (since 1990), Eclipse Funds Inc. (23 funds); Chairman and Director, ICAP Funds, Inc. (4 funds) (since 2006); Chairman and Trustee, The MainStay Funds (21 funds) (since 2007); and Chairman and Director, MainStay VP Series Fund, Inc. (24 funds) (since 2007)

ALAN G. MERTEN
c/o R. Jay Gerken, CFA, Legg Mason
620 Eighth Avenue New York, NY 10018
Birth year	1941
Position(s) held with Fund[1]	Trustee
Term of office[1] and length of time served[2]	Since 1990
Principal occupation(s) during past five years	President, George Mason University (since 1996)
Number of portfolios in fund complex over- seen by Trustee	67
Other board member- ships held by Trustee	Director of Cardinal Financial Corporation (since 2006); Trustee, First Potomac Realty Trust (since 2005); formerly, Director, Xybernaut Corporation (information technology) (from 2004 to 2006); formerly Director, Digital Net Holdings, Inc. (from 2003 to 2004); formerly, Director, Comshare, Inc. (information technology) (from 1985 to 2003)

Legg Mason Partners Short-Term Bond Fund| 55

Additional information (unaudited) continued

Information about Trustees and Officers

R. RICHARDSON PETTIT
c/o R. Jay Gerken, CFA, Legg Mason
620 Eighth Avenue New York, NY 10018
Birth year	1942
Position(s) held with Fund[1]	Trustee
Term of office[1] and length of time served[2]	Since 1990
Principal occupation(s) during past five years	Formerly, Duncan Professor of Finance, University of Houston (from 1977 to 2006)
Number of portfolios in fund complex over- seen by Trustee	67
Other board member- ships held by Trustee	None
INTERESTED TRUSTEE
R. JAY GERKEN, CFA[3]
Legg Mason
620 Eighth Avenue New York, NY 10018
Birth year	1951
Position(s) held with Fund[1]	Trustee, President, Chairman and Chief Executive Officer
Term of office[1] and length of time served[2]	Since 2002
Principal occupation(s) during past five years	Managing Director of Legg Mason; Chairman of the Board and Trustee/ Director of 159 funds associated with Legg Mason Partners Fund Advisor, LLC (“LMPFA”) and its affiliates; President LMPFA (since 2006); Chairman, President and Chief Executive Officer of certain mutual funds associated with Legg Mason and its affiliates; formerly, Chairman, Smith Barney Fund Management LLC (“SBFM”) and Citi Fund Management Inc. (“CFM”) (2002 to 2005); formerly Chairman, President and Chief Executive Officer of Travelers Investment Adviser, Inc. (“TIA”) (from 2002 to 2005)
Number of portfolios in fund complex over- seen by Trustee	146
Other board member- ships held by Trustee	Trustee, Consulting Group Capital Market Funds (from 2002 to 2006)
OFFICERS
FRANCES M. GUGGINO
Legg Mason
55 Water Street New York, NY 10041
Birth year	1957
Position(s) held with Fund[1]	Chief Financial Officer and Treasurer
Term of office[1] and length of time served[2]	Since 2004
Principal occupation(s) during past five years	Director of Legg Mason; Chief Financial Officer and Treasurer of certain mutual funds associated with Legg Mason; formerly, Controller of certain mutual funds associated with Citigroup Asset Management (“CAM”) (from 1999 to 2004)

56|    Legg Mason Partners Short-Term Bond Fund

TED P. BECKER
Legg Mason
620 Eighth Avenue New York, NY 10018
Birth year	1951
Position(s) held with Fund[1]	Chief Compliance Officer
Term of office[1] and length of time served[2]	Since 2006
Principal occupation(s) during past five years	Director of Global Compliance at Legg Mason (since 2006); Chief Compliance Officer of LMPFA (since 2006); Managing Director of Compliance at Legg Mason (since 2005); Chief Compliance Officer with certain mutual funds associated with Legg Mason, LMPFA and certain affiliates (since 2006); formerly, Managing Director of Compliance at CAM or its predecessor (from 2002 to 2005)

JOHN CHIOTA
Legg Mason
100 First Stamford Place Stamford, CT 06902
Birth year	1968
Position(s) held with Fund[1]	Chief Anti-Money Laundering Compliance Officer/Identity Theft Prevention Officer
Term of office[1] and length of time served[2]	Since 2006/2008
Principal occupation(s) during past five years	Identity Theft Prevention Officer with certain mutual funds associated with Legg Mason or its affiliates (since 2008); Chief Anti-Money Laundering Compliance Officer with certain mutual funds associated with Legg Mason or its affiliates (since 2006); Vice President of Legg Mason or its predecessor (since 2004); Prior to August 2004, Chief AML Compliance Officer with TD Waterhouse

ROBERT I. FRENKEL
Legg Mason
100 First Stamford Place Stamford, CT 06902
Birth year	1954
Position(s) held with Fund[1]	Secretary and Chief Legal Officer
Term of office[1] and length of time served[2]	Since 2003
Principal occupation(s) during past five years	Managing Director and General Counsel of Global Mutual Funds for Legg Mason and its predecessors (since 1994); Secretary and Chief Legal Officer of mutual funds associated with Legg Mason (since 2003); formerly, Secretary of CFM (from 2001 to 2004)

THOMAS C. MANDIA
Legg Mason
100 First Stamford Place Stamford, CT 06902
Birth year	1962
Position(s) held with Fund[1]	Assistant Secretary
Term of office[1] and length of time served[2]	Since 2000
Principal occupation(s) during past 5 years	Managing Director and Deputy Counsel of Legg Mason (since 2005); Managing Director and Deputy General Counsel for CAM (from 1992 to 2005)

Legg Mason Partners Short-Term Bond Fund| 57

Additional information (unaudited) continued

Information about Trustees and Officers

DAVID CASTANO
Legg Mason
55 Water Street New York, NY 10041
Birth year	1971
Position(s) held with Fund[1]	Controller
Term of office[1] and length of time served[2]	Since 2007
Principal occupation(s) during past 5 years	Vice President of Legg Mason (since 2008); Controller of certain mutual funds associated with Legg Mason (since 2007); formerly, Assistant Treasurer of Lord Abbett mutual funds (from 2004 to 2006); Supervisor at UBS Global Asset Management (from 2003 to 2004); Accounting Manager at CAM (prior to 2003)

MATTHEW PLASTINA
Legg Mason
55 Water Street New York, NY 10041
Birth year	1970
Position(s) held with Fund[1]	Controller
Term of office[1] and length of time served[2]	Since 2007
Principal occupation(s) during past 5 years	Vice President of Legg Mason (since 2008); Assistant Vice President of Legg Mason or its predecessor (since 1999); Controller of certain mutual funds associated with Legg Mason (since 2007); formerly, Assistant Controller of certain mutual funds associated with Legg Mason and its predecessors (from 2002 to 2007)

[1]	Each Trustee and Officer serves until his or her successor has been duly elected and qualified or until his or her earlier death, resignation, retirement or removal.
[2]	Indicates the earliest year in which the Trustee or Officer became a Board Member or Officer, as applicable, for a fund in the Legg Mason Partners funds complex.
[3]	Mr. Gerken is an “interested person” of the Fund as defined in the 1940 Act, because Mr. Gerken is an officer of LMPFA and certain of its affiliates.

58    Legg Mason Partners Short-Term Bond Fund

Important tax information (unaudited)

The following information is provided with respect to the distributions paid during the taxable year ended December 31, 2008:

Record date:	Daily
Payable date:	Monthly
Interest from Federal obligations	7.17%

The law varies in each state as to whether and what percentage of dividend income attributable to Federal obligations is exempt from state income tax. We recommend that you consult with your tax adviser to determine if any portion of the dividends you received is exempt from state income taxes.

Please retain this information for your records.

Legg Mason Partners Short-Term Bond Fund| 59

Legg Mason Partners Short-Term

Bond Fund

Trustees	Distributor
Elliott J. Berv	Legg Mason Investor Services, LLC
A. Benton Cocanougher
Jane F. Dasher
Mark T. Finn	Custodian
R. Jay Gerken, CFA	State Street Bank and Trust Company
Chairman
Rainer Greeven	Transfer agent
Stephen R. Gross	PNC Global Investment Servicing
Richard E. Hanson, Jr.	4400 Computer Drive
Diana R. Harrington	Westborough,
Susan M. Heilbron	Massachusetts 01581
Susan B. Kerley
Alan G. Merten
R. Richardson Pettit
Independent registered public accounting firm
Investment manager	KPMG LLP
Legg Mason Partners Fund Advisor, LLC	345 Park Avenue
New York, New York 10154
Subadviser
Western Asset Management Company

Legg Mason Partners Short-Term Bond Fund

The Fund is a separate investment series of Legg Mason Partners Income Trust, a Maryland business trust.

LEGG MASON PARTNERS SHORT-TERM BOND FUND

Legg Mason Partners Funds

55 Water Street

New York, New York 10041

The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (“SEC”) for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the SEC’s website at www.sec.gov. The Fund’s Forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C., and information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. To obtain information on Form N-Q from the Fund, shareholders can call Legg Mason Partners Shareholder Services at 1-800-451-2010.

Information on how the Fund voted proxies relating to portfolio securities during the prior 12-month period ended June 30th of each year and a description of the policies and procedures that the Fund uses to determine how to vote proxies related to portfolio transactions are available (1) without charge, upon request, by calling 1-800-451-2010, (2) on the Fund’s website at www.leggmason.com/individualinvestors and (3) on the SEC’s website at www.sec.gov.

This report is submitted for the general information of the shareholders of Legg Mason Partners Short-Term Bond Fund. This report is not authorized for distribution to prospective investors in the Fund unless preceded or accompanied by a current prospectus.

Investors should consider the Fund’s investment objectives, risks, charges and expenses carefully before investing. The prospectus contains this and other important information about the Fund. Please read the prospectus carefully before investing.

www.leggmason.com/individualinvestors

©2009 Legg Mason Investor Services, LLC

Member FINRA, SIPC

At Legg Mason, we’ve assembled a collection of experienced investment management firms and empowered each of them with the tools, the resources and, most importantly, the independence to pursue the strategies they know best.

•	Each was purposefully chosen for their commitment to investment excellence.

•	Each is focused on specific investment styles and asset classes.

•	Each exhibits thought leadership in their chosen area of focus.

Together, we’ve built a powerful portfolio of solutions for financial advisors and their clients. And it has made us a world leader in money management.*

*	Ranked ninth-largest money manager in the world, according to Pensions & Investments May 26, 2008 based on 12/31/07 worldwide assets under management.

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